                     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001
                                            REGISTRATION NO. ____________
                  ================================================================================
                                         SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, D.C. 20549
                                           -------------------------------

                                                      FORM S-1
                                               REGISTRATION STATEMENT
                                          UNDER THE SECURITIES ACT OF 1933
                                           -------------------------------
                                                     TSET, INC.
                               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            NEVADA                                 6799                                     87-0440410
(State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer Identification No.)
incorporation or organization)          Classification Code Number)

                                           333 SOUTH STATE STREET, PMB 111
                                                LAKE OSWEGO, OR 97034
                                              TELEPHONE (503) 598-1900
                                     (Address, including zip code, and telephone
                                           number, including area code, of
                                      registrant's principal executive offices)

                                                     COPIES TO:

      Jeffrey D. Wilson, Esq.                                                Clayton E. Parker, Esq.
      Chairman and Chief Executive Officer                                   Ronald S. Haligman, Esq.
      TSET, Inc.                                                             Kirkpatrick & Lockhart LLP
      333 South State Street, PMB 111                                        201 South Biscayne Boulevard
      Lake Oswego, OR 97034                                                  Suite 2000
      Telephone No.:    (503) 598-1900                                       Miami, FL 33131
      Telecopier No.:   (503) 968-2337                                       Telephone No.:  (305) 539-3300
                                                                             Telecopier No.: (305) 358-7095

        (Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate  date  of  commencement  of  proposed  sale to the  public:  As soon  as  practicable  after  this registration statement becomes effective.

      If any of the  securities  being  registered on this Form are to be offered on a delayed or  continuous  basis pursuant to Rule 415 under the Securities Act, please check the following box.  /X/

      If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b)  under the
Securities  Act, check the following box and list the Securities Act  registration  number of the earlier  effective registration statement for the same offering.  / /

      If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration  number of the earlier effective  registration  statement for the same offering.  / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

                                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                         Proposed Maximum             Proposed
      Title of Each Class of          Amount To Be        Offering Price          Maximum Aggregate          Amount of
   Securities To Be Registered         Registered         Per Share (1)          Offering Price (1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share                           6,852,500 shares          $0.585                $4,008,712.50            $1,002.17
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of August 2, 2001.

                               -------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     Subject to Completion, Dated August 7, 2001

      The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

                                   PROSPECTUS

                                   TSET, INC.

                          6,852,500 SHARES COMMON STOCK

      This prospectus relates to the sale of up to 6,852,500 shares of our common stock that may be offered for sale or otherwise transferred from time to time by one or more of the selling stockholders identified in this prospectus. We are registering 5,640,000 shares of our common stock that may be sold by Fusion Capital Fund II, LLC. 1,212,500 shares of our common stock are being offered hereby by selling stockholders other than Fusion Capital.

      The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling stockholders.

      Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board under the symbol "TSET." On July 16, 2001, the average of the bid and asked sale prices for the common stock as reported on the Nasdaq National Market was $0.59 per share.

                               -------------------

      Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 5 for a discussion of these risks.

      Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any other selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------


               THE DATE OF THIS PROSPECTUS IS _____________, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY............................................................2

FORWARD-LOOKING STATEMENTS....................................................4

RISK FACTORS..................................................................5

MARKET FOR OUR COMMON STOCK...................................................9

COMPARATIVE STOCK PERFORMANCE................................................10

SELECTED CONSOLIDATED FINANCIAL INFORMATION..................................11

SUPPLEMENTARY FINANCIAL INFORMATION..........................................12

USE OF PROCEEDS..............................................................13

DIVIDEND POLICY..............................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS...................................................................14

BUSINESS.....................................................................17

LEGAL PROCEEDINGS............................................................20

MANAGEMENT...................................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................30

THE FUSION CAPITAL TRANSACTION...............................................32

PRINCIPAL SHAREHOLDERS.......................................................35

SELLING STOCKHOLDERS.........................................................36

PLAN OF DISTRIBUTION.........................................................38

SHARES ELIGIBLE FOR RESALE...................................................40

DESCRIPTION OF CAPITAL STOCK.................................................41

EXPERTS......................................................................42

LEGAL MATTERS................................................................42

AVAILABLE INFORMATION........................................................43

INDEX TO FINANCIAL STATEMENTS...............................................F-1

--------------------------------------------------------------------------------

      We are a reporting company and have distributed to our stockholders annual reports containing audited financial statements. Our annual report on Form 10-K for the fiscal year ended June 30, 2000 was filed with the Securities and Exchange Commission on October 24, 2000 and our most recent Form 10-Q for the quarter ended March 31, 2001 was filed with the Securities and Exchange Commission on May 21, 2001.

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where the sale of these securities is legal. The information contained in this document may only be accurate on the date hereof.


--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY


CORPORATE INFORMATION

      We are a Nevada corporation having principal executive offices located at 14523 Westlake Drive, Lake Oswego, Oregon 97034. Our telephone number is
503.598.1900. The address of our website is www.tset-net.com. Information on our website is not part of this prospectus.

        We have been seeking select business opportunities globally among a wide range of prospects. Over the past two years, we made several investments, including Kronos Air Technologies, Inc. and EdgeAudio.com, Inc. After further evaluation of these investments, we believe our investment in and the full development of Kronos Air Technologies and the Kronos(TM) technology represents the single biggest opportunity for us. As a result, we have prioritized our management and financial resources to capitalize on this investment opportunity. A more detailed explanation of Kronos Air Technologies and the current status of EdgeAudio and the other investments made by us are discussed below.

BUSINESS

        We have reorganized our company to prioritize and focus management and financial resources on Kronos Air Technologies and the Kronos(TM) technology. This reorganization has resulted in the decision to no longer pursue other investment opportunities previously identified. We sold our investment in Atomic Soccer USA, Ltd. in April 2001; decided not to pursue further investments in Cancer Detection International LLC, Electric Management Units, and Cancer Treatment Centers, Inc. in July 2001; and terminated by mutual consent a contract to distribute Computerized Thermal Imaging, Inc. equipment in August 2000.

        Through our wholly-owned subsidiary, Kronos Air Technologies, we are focused on the development and commercialization of an air movement and purification technology known as Kronos(TM). The technology combines state-of-the-art high voltage electronics and electrodes into an efficient but simple electrical device. As a result of this combined technology, a Kronos(TM) based device can move and clean air without any moving parts. The device is versatile, energy and cost efficient, and exhibits multiple design attributes, which creates a broad range of applications.

        The Kronos(TM) proprietary technology involves the application of high voltage management across paired electrical grids to create an ion exchange which moves and purifies air. Kronos(TM) technology has numerous, valuable characteristics. It moves air and gases at high velocities while removing odors, smoke, and particulates, as well as killing pathogens, including bacteria. The technology is cost effective and is more energy efficient than current alternative fan and filter technologies. Kronos(TM) technology has multiple U.S. and International patents pending.

        The energy efficiency and air purification attributes of the Kronos(TM) technology have been tested by the U.S. government and multi-national companies, including the Department of Energy, the Department of Defense, Battelle, General Dynamics, and Intel.

        The Kronos(TM) technology combines the benefits of silent air movement, air cleaning, odor removal, limited ozone generation, and static control (as a Kronos(TM) device can produce either positive or negative ions or both, if necessary). Because the Kronos(TM) air movement system is a silent, non-turbulent, and energy efficient air movement and cleaning system, we believe that it is ideal for air circulation, cleaning and odor removal in all types of buildings as well as compact, sealed environments such as airplanes, submarines and cleanrooms. Additionally, because it has no moving parts or fans, a Kronos(TM) device can instantly block or reverse the flow of air between adjacent areas for safety in hazardous or extreme circumstances. We believe that the benefits of the Kronos(TM) technology include the following:


      QUIET OPERATION:       Embodied in a non-turbulent, non-vibrating device -
                             virtually silent.

      DURABILITY:            No moving or degradable parts.

      ADAPTABILITY:          Scalable in shape, size and capacity and adaptable
                             to  existing  infrastructure,   hardware  and  HVAC
                             systems  or can be  used  as a  standalone  device.
                             Operates   under   both   extreme   high   and  low
                             temperatures; inertialess with instantaneous air movement and is capable of deployment in a wide range of applications.

      EFFICIENCY:            Energy efficient, up to 10 times the cubic feet per
                             minute per watt of a conventional fan at the same velocity and size.

      PURIFICATION:          Lethal towards a wide range of bacteria and spores
                             and can  remove  particulate  matter  from  the air
                             (e.g., smoke, pollen).

      ANTI-STATIC:           Ions from the corona discharge neutralize
                             electrostaticly charged particles in the ambient air (e.g., use in cleanrooms).

      VALUE: Built with readily available, existing electronics and hardware making the Kronos(TM) device cost effective to manufacture.

      EdgeAudio designs and sells audiophile quality home theater speaker systems at a mass market price. Sales of the speaker systems and accessories are made directly to consumers over the Internet from EdgeAudio's web site, as well as through Amazon.com and eCost.com. Because of the prioritization of resources on Kronos Air Technologies, we are investing only limited corporate management and financial resources in EdgeAudio at this time.


OUR COMMON STOCK

      Our common stock trades on the Over-the-Counter Bulletin Board under the symbol "TSET."


THE OFFERING

      On June 19, 2001 we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase, on each trading day during the term of the agreement, $12,500 of our common stock up to an aggregate, under certain conditions, of $10 million. Fusion Capital, a selling stockholder under this prospectus, is offering for sale up to 5,000,000 shares of our common stock. Other selling stockholders intend to sell up to 1,212,500 shares of our common stock purchased in private offerings. As of July 16, 2001, there were 35,226,255 shares outstanding, including the 640,000 shares that we have issued to Fusion Capital as compensation for its purchase commitment, but excluding the 5,000,000 shares offered by Fusion Capital pursuant to this prospectus. The number of shares offered by this prospectus represents 19.5% of the total common stock outstanding as of July 16, 2001.

      The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital. This number may be affected by other factors more fully described under the heading "The Fusion Capital Transaction."

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital and ability to comply with any covenants associated therewith, and (f) the benefits related to our acquisition and ownership of Kronos Air Technologies, Inc. and EdgeAudio, Inc. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                  RISK FACTORS

      You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY

      We have only recently begun implementing our plan to prioritize and concentrate our management and financial resources to fully capitalize on our investment in Kronos Air Technologies and have yet to establish any history of obtaining profitable operations. We anticipate continuation of operating losses until such time as Kronos Air Technologies generates revenues in excess of its operational needs. We have not previously declared or paid any cash dividends and intend, for the foreseeable future, to reinvest earnings for enhancing our business; accordingly, we do not plan to pay any cash dividends in the near future.


WE HAVE SIGNIFICANT HISTORICAL FINANCIAL LOSSES AND WE EXPECT TO CONTINUE TO INCUR LOSSES

         We have incurred annual operating losses of $2,857,659, $351,674 and $17,832, respectively, during the past three years of operations. As a result, at June 30, 2000 we had an accumulated deficit of $3,300,179. Our revenues have not been sufficient to sustain our operations. We have incurred net losses from continuing operations of $2,500,253 and $351,674 for the fiscal years ending June 30, 2000 and 1999 and net losses from continuing operations of $2,866,726 for the nine months ended, March 31, 2001. We believe that our profitability will require the successful commercialization of our Kronos(TM) technologies. No assurances can be given that we will ever be profitable.

      Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended June 30, 2000 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS

         At June 30, 2000 we had a working capital deficit of $1,734,618. The independent auditor's report for the year ended June 30, 2000, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an operating cash flow deficit of $16,832 in 1998, an operating cash flow deficit of $10,524 in 1999 and for the year ended June 30, 2000, an operating cash flow deficit of $765,629. We do not have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations. Our agreement with Fusion Capital could provide us with sufficient funding to sustain our operations for up to 40 months once this registration statement is declared effective. The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our Kronos(TM) air movement and purification systems. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if we are unable to commercialize and sell the products or technologies of our subsidiaries, we will need to secure another source of funding in order to satisfy our working capital needs. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

      Even if we are able to access $10,000,000 under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. In addition, our issuance of shares of common stock to Fusion Capital under the common stock purchase agreement will result in dilution to existing stockholders. We only have the right to receive $12,500 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $3.00, in which case the daily amount may be increased. Since we will have initially registered 5,000,000 shares for sale by Fusion Capital pursuant to this prospectus, the selling price of our common stock to Fusion Capital will have to average at least $2.00 per share for us to receive the maximum proceeds of $10,000,000 without registering additional shares of common stock.


THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE

      The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by stockholders, including Fusion Capital, pursuant to this prospectus and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the prices of our securities.


OUR COMMON STOCK MAY BE DEEMED TO BE "PENNY STOCK"

      Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


RELIANCE ON MANAGEMENT AND KRONOS AIR TECHNOLOGIES RESEARCH PERSONNEL

         We rely principally upon the services of our Board of Directors, senior executive management, and certain key employees, including the Kronos Air Technologies research team, the loss of whose services could have a material adverse effect upon our business and prospects. We are in the process of identifying suitable candidates for certain other senior management positions deemed essential to the future successful development of Kronos Air Technologies and the Kronos(TM) technology. Competition for appropriately qualified personnel is intense. Our ability to attract and retain highly qualified senior management and technical research and development personnel are believed to be an important element of our future success. Our failure to attract and retain such personnel may, among other things, limit the rate at which we can expand operations and achieve profitability. There can be no assurance that we will be able to attract and retain senior management and key employees having competency in those substantive areas deemed important to the successful implementation of our plans to fully capitalize on our investment in Kronos Air Technologies and the Kronos(TM) technology, and the inability to do so or any difficulties encountered by management in establishing effective working relationships among them may adversely affect our business and prospects. Currently, we do not carry key person life insurance for any of our directors, executive management, or key employees.


WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN NEW PATENTS, OR OPERATE WITHOUT INFRINGING UPON THE PROPRIETARY RIGHTS OF OTHER PARTIES

      Our success will depend in part on our ability to obtain and maintain patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of other parties. Because of the substantial length of time and expense associated with bringing new products through development to the marketplace, we believe there is considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. In addition, the laws of certain countries may not protect our intellectual property. Legal standards relating to the scope of claims and the validity of patents in the technology field are uncertain and evolving. There can be no assurance that patent applications to which we hold ownership or license rights will result in the issuance of patents, that any patents issued or licensed to us will not be challenged and held to be invalid, or that any such patents will provide commercially significant protection to our technology, products and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information not covered by patents to which we have rights or obtain access to our know-how or that others will not be issued patents which may prevent the sale of one or more of our products, or require licensing and the payment of significant fees or royalties by us to third parties in order to enable us to conduct our business. Defense and prosecution of patent claims can be expensive and time consuming, regardless of whether the outcome is favorable to us, and can result in the diversion of substantial financial, management, and other resources. An adverse outcome could subject us to significant liability to third parties, require us to obtain licenses from third parties, or require us to cease any related research and development activities or product sales. No assurance can be given that any licenses required under any such third-party patents or proprietary rights would be made available on commercially reasonable terms, if at all. In addition, due to our working capital shortage, there can be no assurance that we will be able to continue our existing patent applications.


OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 35,226,255 shares of common stock outstanding as of July 16, 2001 (assuming no exercise of options), 25,053,165 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 10,173,090 shares of common stock are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, including the shares to be issued to Fusion Capital, 30,053,165 shares of common stock will be freely tradeable without restriction, unless held by our "affiliates." As of July 16, 2001, 1,237,514 shares are held by affiliates of our company, and may only be sold pursuant to Rule 144.

RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

      The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the closing price of our common stock. See "The Fusion Capital Transaction" for a detailed description of the purchase price and the relation of the purchase price to the percentage of the outstanding shares of our common stock issuable to Fusion Capital pursuant to the common stock purchase agreement. All shares registered in this offering will be freely tradable. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. We expect that the shares registered in this offering will be sold over a period of up to 40 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

      If Fusion Capital purchased the full amount of shares purchasable under the common stock purchase agreement on the date of this prospectus, and assuming a purchase price per share of $0.59 (the closing sale price of the common stock on July 16, 2001), Fusion Capital would have been able to purchase 16,949,153 shares of our common stock under the common stock purchase agreement. Assuming Fusion Capital's purchase under the common stock purchase agreement of a total of 16,949,153 shares of common stock on the date of this prospectus, those shares, along with the 640,000 shares issued as a commitment fee, would represent 32.5% of our then outstanding common stock. This would result in significant dilution to the ownership interests of other holders of our common stock. Such dilution could be more significant if the trading price of our common stock is lower than the current trading price of our stock at the time
Fusion Capital purchases shares of our common stock under the common stock purchase agreement, as a lower trading price would cause more shares of our common stock to be issuable to Fusion Capital. Assuming a drop in the trading price of our common stock to $0.50, and a corresponding decrease in the purchase price under the common stock purchase agreement, 20,000,000 shares of common stock would be issuable to Fusion Capital under the common stock purchase agreement. This would represent more than 36% of the then outstanding common stock. See page 33 for a table that shows the number of shares issuable and potential dilution based on varying market prices.

      Since we have initially registered 5,000,000 shares in this offering for Fusion Capital to purchase under the common stock purchase agreement, our stock price will need to equal or exceed $2.00 per share for us to receive the maximum proceeds of $10 million under the common stock purchase agreement. Assuming a purchase price of $0.59 per share (the closing sale price of the common stock on July 16, 2001) and the purchase by Fusion Capital of the full amount of shares purchasable under the common stock purchase agreement, proceeds to us would only be $2,950,000 unless we choose to issue more than 5,000,000 shares, which we have the right, but not the obligation, to do.

THE EXISTENCE OF THE COMMON STOCK PURCHASE AGREEMENT WITH FUSION CAPITAL TO PURCHASE SHARES OF OUR COMMON STOCK COULD CAUSE DOWNWARD PRESSURE ON THE MARKET PRICE OF OUR COMMON STOCK

      Both the actual dilution and the potential for dilution resulting from sales of our common stock to Fusion Capital could cause holders to elect to sell their shares of our common stock, which could cause the trading price of our common stock to decrease. In addition, prospective investors anticipating the downward pressure on the price of our common stock due to the shares available for sale by Fusion Capital could refrain from purchases or effect sales in anticipation of a decline of the market price.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 6,852,500 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

                           MARKET FOR OUR COMMON STOCK

      Our common stock trades on the Over-the-Counter Bulletin Board under the trading symbol "TSET." Our high and low bid prices by quarter during fiscal 2001, 2000, and 1999 are presented as follows:

                                                        FISCAL YEAR 2001
                                                        HIGH         LOW
                                                        ----         ---
      First Quarter (July 2000 to September 2000)       $3.31       $1.15
      Second Quarter (October 2000 to December 2000)    $2.04       $1.15
      Third Quarter (January 2001 to March 2001)        $1.65       $1.06
      Fourth Quarter (April 2001 to June 2001)          $1.21       $0.58

                                                        FISCAL YEAR 2000
                                                        HIGH         LOW
                                                        ----         ---
      First Quarter (July 1999 to September 1999)       $0.875    $0.437
      Second Quarter (October 1999 to December 1999)    $2.625    $0.750
      Third Quarter (January 2000 to March 2000)        $6.750    $1.187
      Fourth Quarter (April 2000 to June 2000)          $3.370    $2.063


                                                        FISCAL YEAR 1999
                                                        HIGH         LOW
                                                        ----         ---
      First Quarter (July 1998 to September 1998)        N/A          N/A
      Second Quarter (October 1998 to December 1998)  $1.562       $0.625
      Third Quarter (January 1999 to March 1999)      $1.000       $0.250
      Fourth Quarter (April 1999 to June 1999)        $1.000       $0.437

      On July 16, 2001 the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.59 per share. On July 16, 2001, we had approximately 1,000 beneficial stockholders of our common stock and 35,226,255 shares of our common stock were issued and outstanding.

                          COMPARATIVE STOCK PERFORMANCE

      The following table compares the performance of our common stock against the Russell 2000 and the Nasdaq Non-Financial Index for the period commencing on June 17, 1999 and ending on June 30, 2001.

      The table assumes that $100 was invested on June 17, 1999 and that dividends were reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                                AMONG TSET, INC.,
               THE RUSSELL 2000 AND THE NASDAQ NON-FINANCIAL INDEX
                                      JUNE 17,               JUNE 30,
                                    -----------  -------------------------------
                                          1999      1999      2000      2001
                                    -----------  -------------------------------
      TSET, Inc.                          $100     $91.67     $350.00    $96.00

      Russell 2000                        $100    $103.35     $118.15   $118.92

      Nasdaq Non-Financial Index          $100    $105.74     $163.61    $83.37



                                     [GRAPH]

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following summary statement of operations and summary balance sheet data is derived from our audited consolidated financial statements as well as the most recent unaudited quarterly consolidated financial statements and should be read in conjunction with the unaudited consolidated financial statements as of March 31, 2001 and the audited consolidated financial statements as of June 30, 2000, 1999 and 1998 and the Notes thereto included elsewhere in this filing. We were basically inactive in 1997 and 1996, therefore, the selected consolidated financial information is not included for the years ended June 30, 1997 and 1996.

                                             FOR THE
                                              NINE
                                             MONTHS
                                              ENDED
                                              MARCH 31,      FOR THE YEAR ENDED JUNE 30,
                                              2001
                                            (UNAUDITED)      2000        1999        1998
                                            -----------   ---------  ----------  ----------
STATEMENT OF OPERATIONS DATA:

Sales                                       $   592,570    $ 13,182   $      --    $     --
Cost of sales                                   304,488       7,820          --          --
Gross profit                                    288,082       5,362          --          --
Total operating expenses                      3,282,966   2,508,513     351,946      17,978
Interest expense                                (8,279)          --          --          --
Net loss from continuing operations         (2,866,726) (2,500,253)   (351,674)    (17,832)
Loss from discontinued operations             (450,772)   (357,406)          --          --
Loss from sale of discontinued operations   (2,510,000)          --          --          --
Net loss                                    (5,827,499) (2,857,659)   (351,674)    (17,832)
Net loss per share-basic and diluted:
   From continuing operations                    (0.09)      (0.10)      (0.01)      (0.00)
   From discontinued operations                  (0.09)      (0.01)          --          --



                                             MARCH 31                  JUNE 30,
                                               2001
                                            (UNAUDITED)      2000        1999         1998
                                            -----------   ---------  ----------  ----------
BALANCE SHEET DATA:

Cash                                        $   114,393    $102,949   $     536    $   3,763
Accounts Receivable, net                        113,436     130,654          --           --
Inventory                                       784,596     623,991          --           --
Total Property & Equipment                      280,905     165,696          --           --
Intangibles, net                              5,004,670   8,142,609          --           --
Total Assets                                  6,243,825   9,151,275       3,036        7,263
Total Current Liabilities                     2,933,653   2,628,717      79,841       42,396
Total Liabilities                             2,933,653   2,805,059      79,841       42,396
Minority interest                               568,617          --          --           --
Stockholders' Equity (Deficit)                2,741,555   6,346,216    (76,805)     (35,133)


                       SUPPLEMENTARY FINANCIAL INFORMATION

      Certain quarterly financial information regarding our Company is set forth below.(1)

                                                               NET INCOME (LOSS)
FISCAL YEAR ENDED                               NET INCOME     PER SHARE (BASIC
JUNE 30, 2001        NET SALES   GROSS PROFIT     (LOSS)         AND DILUTED)
-----------------    ---------   ------------   ----------     -----------------

First Quarter        $ 22,900    $  11,180      $(893,482)         $(0.03)

Second Quarter        345,235      165,823     (1,369,441)          (0.04)

Third Quarter         224,345      111,079     (3,564,576)          (0.11)



                                                               NET INCOME (LOSS)
FISCAL YEAR ENDED                               NET INCOME     PER SHARE (BASIC
JUNE 30, 2000        NET SALES   GROSS PROFIT     (LOSS)         AND DILUTED)
-----------------    ---------   ------------   ----------     -----------------

First Quarter              $--            $--    $(48,841)          $(0.00)

Second Quarter              --             --     (48,679)           (0.00)

Third Quarter               --             --    (675,185)           (0.02)

Fourth Quarter          13,182          5,362  (2,084,954)           (0.09)




(1) Our Company was inactive from the time that we discontinued operations in 1996 until the time we were reactivated in mid-1999 and from inception through June 30, 2000 we had no significant revenues from operations. Therefore, the quarterly financial information for the year ended June 30, 1999 is not disclosed.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive the proceeds from the sale of common stock to Fusion Capital under the common stock purchase agreement.



                                 DIVIDEND POLICY

      We have not declared or paid dividends on our common stock during fiscal 1999 and fiscal 2000, and do not plan to declare or pay dividends on our common stock during fiscal 2001 or 2002. Our dividend practices are determined by our Board of Directors and may be changed from time to time. We will base any issuance of dividends upon our earnings (if any), financial condition, capital requirements, acquisition strategies, and other factors considered important by our Board of Directors. Nevada law and our Articles of Incorporation do not require our Board of Directors to declare dividends on our common stock. We expect to retain any earnings generated by our operations for the development and expansion of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

      We had been seeking select business opportunities globally among a wide range of prospects. Over the past two years, we made several investments, including Kronos Air Technologies and EdgeAudio. After further evaluation of these investments, we believe our investment in and the full development of Kronos Air Technologies and the Kronos(TM) technology represents the single biggest opportunity for us. As a result, we have prioritized our management and financial resources to fully capitalize on this investment opportunity. A more detailed explanation of Kronos Air Technologies and the current status of EdgeAudio and the other investments made by us are discussed below.

      We have reorganized our company to prioritize and focus management and financial resources on Kronos Air Technologies and the Kronos(TM) technology. This reorganization has resulted in the decision to no longer pursue other investment opportunities previously identified. We sold our investment in Atomic Soccer USA, Ltd. in April 2001; decided not to pursue investments in Cancer Detection International LLC, Electric Management Units, and Cancer Treatment Centers, Inc. in July 2001; and terminated by mutual consent of both parties a contract to distribute Computerized Thermal Imaging, Inc. equipment in August 2000. Our Company has also decided to invest limited corporate management and financial resources to EdgeAudio. Accordingly, our Company is in the process of determining whether its investment in EdgeAudio is impaired. At March 31, 2001, our Company's investment in EdgeAudio was $2,739,283 which included $2,359,250 of goodwill. The results of this analysis could have a material impact on our Company's financial position and results of operations.


RESULTS OF OPERATIONS

      This discussion summarizes the significant factors affecting our consolidated operating results and financial condition during the quarter ended March 31, 2001 and should be read in conjunction with our consolidated financial statements and notes thereto included in this report as well as those included in our Form 10-K for the year ended June 30, 2000 and the Form 10-Q for each of the three quarters in the period ending March 31, 2001.

      The discussion herein with respect to the consolidated statements of operations does not contain comparable information with the same periods in the prior year and no analysis of the same is being given herein since it is not properly susceptible to narrative comparison by virtue of the facts that (a) as indicated in Item 1 of Form 10-K, we were basically inactive from the time that we discontinued operations in 1996 until the time that we reactivated operations in mid-1999 and (b) from inception through June 30, 2000 we had no significant revenues from operations.


CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)

      REVENUE AND COST OF SALES. Revenues are generated through sales of home theater speaker systems and accessories at EdgeAudio, Inc. and Kronos(TM) devices at Kronos Air Technologies, Inc. Sales for the nine months ended March 31, 2001 were $592,570 while cost of sales were $304,488 resulting in a gross profit of $288,082 and a gross margin of 48.6%. There were no sales or cost of sales for the nine months ended March 31, 2000.

      OPERATING EXPENSES. Operating expenses for the nine months ended March 31, 2001 amounted to $3,282,966 of which compensation and benefits were 38%, marketing was 8%, research and development (other than compensation and benefits) was 4%, professional services were 17%, intangibles amortization was 13% and other general and administrative expenses accounted for 19%. Operating expenses for the nine months ended March 31, 2001 amounted to $695,687 of which compensation and benefits were 95%, intangibles amortization was 3% and other general and administrative expenses accounted for 2%.

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2001 (UNAUDITED)

      Our total assets at March 31, 2001 were $6,243,825 compared with $9,151,275 at June 30, 2000, a decline of $2,907,450 mainly due to the loss on disposal of a discontinued operation which was recorded in the quarter ended March 31, 2001. Total assets at March 31, 2001 were comprised of $784,596 of inventory, $2,419,668 of patents/intellectual property, and $2,585,002 of goodwill accounting for approximately 13%, 39% and 41%, respectively. Total current assets at March 31, 2001 and June 30, 2000 amounted to $1,042,195 and $894,099, respectively, while total current liabilities for those same periods amounted to $2,933,653 and $2,628,717, respectively, creating a working capital deficit of $1,891,458 and $1,734,618 at each respective period end. This working capital deficit is mainly attributable to Atomic Soccer USA, Ltd. current notes payable incurred to finance operating deficits during its development stage and early operating stage and accrued stock and other compensation. Total liabilities as at March 31, 2001 and June 30, 2000 were $2,933,653 and
$2,805,059, respectively, representing an increase of $128,594 or 4.6%. Shareholders equity as at March 31, 2001 and June 30, 2000 was $2,741,555 and $6,346,216, respectively, representing a decrease of $(3,604,661) or (56.8)%. The decrease in shareholders equity is principally the result of incurring a $2,866,726 loss from operations and a $2,960,722 loss from discontinued operations for the nine months ended March 31, 2001. In addition, equity increased during the nine month period ended March 31, 2001 through the sale and issuance of $2,222,837 of common stock.


CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2000 (AUDITED)

      REVENUE AND COST OF SALES. Sales for the year ended June 30, 2000, mainly from EdgeAudio, were $13,182 while cost of sales were $7,820 resulting in a gross margin for the year of $5,362. There were no sales or cost of sales for the years ended June 30, 1999 and 1998.

      OPERATING EXPENSES. Operating expenses amounted to $2,508,513 for the year ended June 30, 2000 of which compensation and benefits accounted for $1,413,146 or 56%, in-process research and development for Kronos(TM) devices accounted for $633,229 or approximately 25%, and intangibles amortization expense accounted for $139,634 or approximately 6% and other accounted for $322,504 or 13%. Primarily as a result of the above, the net loss from continuing operations for the year ended June 30, 2000 was $2,500,253, and the loss from discontinued operations was $357,406 for a net loss of $2,857,659, thereby increasing our accumulated deficit to $3,300,179 at June 30, 2000. Operating expenses for the year ended June 30, 1999 were $351,946 of which compensation and benefits accounted for $342,150 or 48%. Operating expenses for the year ended June 30, 1998 were minimal.

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2000 (AUDITED)

      Our total assets at year ended June 30, 2000 were $9,151,275, of which $623,991 was inventory, $2,623,191 patents/intellectual property, and $5,519,418 goodwill accounting for approximately 7%, 29% and 60% thereof. Total current assets amounted to $894,099 while total current liabilities amounted to $2,628,717 thereby creating a working deficit of $1,734,618. This working capital deficit is mainly attributable to Atomic Soccer USA, Ltd. current notes payable incurred to finance operating deficits during its development stage and early operating stage. Total liabilities as at June 30, 2000 amounted to $2,805,059 and shareholders equity was $6,346,216. Total assets at June 30, 1999 were $3,038 and total liabilities were $79,841.

LIQUIDITY AND CAPITAL RESOURCES

      Historically we have relied principally on the sale of common stock and government grants to finance our operations. Going forward, we plan to rely on the proceeds from a Small Business Innovation Research contract with the United States Navy and other government contracts and grants, and cash flow generated from the sale of Kronos TM devices. We have also entered into a common stock purchase agreement with Fusion Capital under which we have the right, subject to certain conditions, to draw down approximately $12,500 per day from the sale of common stock to Fusion Capital. In addition, in May 2001, Kronos Air Technologies signed a Small Business Innovation Research contract. This contract is sponsored by the United States Navy and is potentially worth up to $837,000 in product development and testing support for Kronos Air Technologies. The first phase of the contract is worth up to $87,000 in funding for manufacturing and testing a prototype device for air movement and ventilation onboard naval vessels over the next six months. If awarded to Kronos Air Technologies, the second phase of the contract would be worth up to $750,000 in additional funding.

      At March 31, 2001, we had a working capital deficit of $1,891,458, which represented a decline of $156,840 (or 9%) from net working capital at June 30, 2000. The current ratio improved slightly from .34 to 1 at June 30, 2000 to .36 to 1 at March 31, 2001. Net cash flow used on operating activities was $533,484 for the quarter ended March 31, 2001 and $2,480,982 for the nine months ended March 31, 2001. We were able to satisfy our cash requirements for the nine months ended March 31, 2001 though the issuance and sale of our common stock.

      On June 19, 2001, we entered into a common stock purchase agreement with Fusion Capital. Pursuant to the common stock purchase agreement, Fusion Capital has agreed to purchase on each trading day during the term of the agreement, $12,500 of our common stock or an aggregate of $10.0 million. The $10.0 million of our common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our sole discretion and subject to certain events. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock without any fixed discount to the then-current market price. We plan to draw down as much as $3.0 million annually from Fusion Capital which management believes should more than offset our operating cash flow deficits. However, there can be no assurance of how much cash we will receive, if any, under the common stock purchase agreement with Fusion Capital.


GOING CONCERN OPINION

      Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the 2000 financial statements which states that we do not have significant cash or other material assets to cover our operating costs and to allow us to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We can make no assurance that we will be able to successfully transition from research and development to manufacturing and selling commercial products on a broad basis. While attempting to make this transition, we will be subject to all the risks inherent in a growing venture, including, but not limited to, the need to develop and manufacture reliable and effective products, develop marketing expertise and expand our sales force and our presence on the Internet.

                                    BUSINESS


OUR COMPANY

      We are a Nevada corporation having principal executive offices located in Lake Oswego, Oregon. We had been seeking select business opportunities globally among a wide range of prospects. Over the past two years, we made several investments, including Kronos Air Technologies, Inc. and EdgeAudio, Inc. After further evaluation of these investments, we believe our investment in and the full development of Kronos Air Technologies and the Kronos(TM) technology represents the single biggest opportunity for us. As a result, we are focusing substantially all of our management and financial resources to develop and market the Kronos(TM) technology. A more detailed explanation of Kronos Air Technologies and the current status of EdgeAudio and the other investments made by us are discussed below. The segment reporting of our business is disclosed in our audited consolidated financial statements.

REORGANIZATION

      We have reorganized our company to prioritize and focus management and financial resources on Kronos Air Technologies and the Kronos(TM) technology. This reorganization has resulted in the decision to no longer pursue other investment opportunities previously identified. We sold our investment in Atomic Soccer USA, Ltd. in April 2001; decided not to pursue investments in Cancer Detection International LLC, Electric Management Units, and Cancer Treatment Centers, Inc. in July 2001; and terminated by mutual consent of both parties a contract to distribute Computerized Thermal Imaging, Inc. equipment in August 2000.

CORPORATE HISTORY

      TSET (formerly known as Technology Selection, Inc.) was originally incorporated under the laws of the State of Utah on September 17, 1980 as Penguin Petroleum, Inc. Penguin Petroleum Inc.'s stockholders approved a name change on October 6, 1982 to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation. Technology Selection, Inc.'s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996 under the symbol "TSET." On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc. We have confined most of our activities to classifying market and commercial targets, investigating potential investment and acquisition opportunities, and capitalizing on our investment in Kronos Air Technologies, and have not, to date, generated significant operating revenues. We have never been party to any bankruptcy, receivership, or similar proceedings and, other than noted above, have not been party to any material reclassification, merger, consolidation, or purchase or sale of significant assets not in the ordinary course of our business.

KRONOS AIR TECHNOLOGIES, INC.

      On March 13, 2000, we signed agreements for the acquisition of all of the issued and outstanding shares of Kronos Air Technologies, Inc. We acquired all of the issued and outstanding shares of Kronos Air Technologies' capital stock in exchange for shares of our common stock. Kronos Air Technologies is focused on the development and commercialization of an air movement and purification technology known as Kronos(TM) which is more fully described below.

TECHNOLOGY DESCRIPTION AND BENEFITS

      The Kronos(TM) technology operates through the application of high voltage management across paired electrical grids that creates an ion exchange which moves air and gases at high velocities while removing odors, smoke, and particulates, as well as killing pathogens, including bacteria. We believe the technology is cost effective and is more energy efficient than current alternative fan and filter technologies. Kronos(TM) technology has multiple U.S. and International patents pending.

      The Kronos(TM) device is comprised of state-of-the-art high voltage electronics and electrodes on a single printed circuit board attached to one or more sets of corona and target electrodes housed in a self contained casing. The device can be flexible in size, shape and capacity and can be used in embedded electronic devices, standalone room devices, and integrated HVAC and industrial applications. The Kronos(TM) device has no moving parts or degrading elements and is composed of cost effective, commercially available components.

      The Kronos(TM) technology combines the benefits of silent air movement, air cleaning, odor removal, limited ozone generation, and static control (as a Kronos(TM) device can produce either positive or negative ions or both, if necessary). Because the Kronos(TM) air movement system is a silent, non-turbulent, and energy efficient air movement and cleaning system, we believe that it is ideal for air circulation, cleaning and odor removal in all types of buildings as well as compact, sealed environments such as airplanes, submarines and cleanrooms. Additionally, because it has no moving parts or fans, a Kronos(TM) device can instantly block or reverse the flow of air between adjacent areas for safety in hazardous or extreme circumstances. We believe that the benefits of the Kronos(TM) technology include the following:


       QUIET OPERATION:      Embodied in a non-turbulent, non-vibrating device -
                             virtually silent.

       DURABILITY:           No moving or degradable parts.

       ADAPTABILITY:         Scalable in shape, size  and capacity and adaptable
                             to  existing  infrastructure,   hardware  and  HVAC
                             systems  or can be  used  as a  standalone  device.
                             Operates   under   both   extreme   high   and  low
                             temperatures; inertialess with instantaneous air movement and is capable of deployment in a wide range of applications.

       EFFICIENCY:           Energy efficient, up to 10 times the cubic feet per
                             minute per watt of a conventional fan at the same velocity and size.

       PURIFICATION:         Lethal towards a wide  range of bacteria and spores
                             and can  remove  particulate  matter  from  the air
                             (e.g., smoke, pollen).

       ANTI-STATIC:          Ions   from   the    corona  discharge   neutralize
                             electrostaticly charged particles in the ambient air (e.g., use in cleanrooms).

       VALUE: Built with readily available, existing electronics and hardware making the Kronos(TM) device cost effective to manufacture.


RECENT DEVELOPMENTS

      UNDERWRITERS LABORATORIES APPROVAL. In June 2001, Kronos Air Technologies obtained Underwriters Laboratories, Inc.'s approval for the Kronos(TM) device's core electronics. The electronic module is the key component of Kronos Air Technologies' proprietary technology and is used in all Kronos(TM) based products. Underwriters Laboratories' approval of the electronics should shorten the Underwriters Laboratories' approval process for all future Kronos Air
Technologies  air  movement  and  purification   products.   Final  Underwriters
Laboratories' approval for each Kronos(TM) based device (based on using the current core electronics) will depend on meeting mechanical and material standards for each device. This final Underwriters Laboratories' effort will focus primarily on safety standards applied to the casing for the device and materials used in final design.

      LOCKHEED MARTIN AND GENERAL DYNAMICS CONTRACTS. In the fourth quarter 2001, Kronos Air Technologies began to generate revenue for the first time in the military marketplace with the sale of Kronos(TM) devices to Lockheed Martin and the delivery of its first commercialized Kronos(TM) devices to Bath Iron Works, a division of General Dynamics. The Bath Iron Works' air movement and purification devices will be used in the crew quarters of the USS WINSTON CHURCHILL (DDG-81). Bath Iron Works and Kronos Air Technologies have also teamed with Electric Boat, another subsidiary of General Dynamics, and General Dynamics Advance Technology Systems Group to examine advanced demonstration opportunities onboard other United States naval vessels. These demonstrations are being made through the Office of Naval Research.

      SMALL BUSINESS INNOVATION RESEARCH CONTRACT AWARDED. In May 2001, Kronos Air Technologies was awarded a Small Business Innovation Research contract. This contract is sponsored by the United States Navy and is potentially worth up to $837,000 in product development and testing support for Kronos. The first phase of the contract is worth up to $87,000 in funding for manufacturing and testing a prototype device for air movement and ventilation onboard naval vessels. If awarded to Kronos Air Technologies, the second phase of the contract would be worth up to $750,000 in additional funding. The Kronos(TM) devices manufactured under this contract will be embedded in an existing HVAC systems to move air more efficiently than the current fan based technology. This contract is an extension of the commercialization effort by Kronos Air Technologies in the specialized military marketplace.


STAND-ALONE PROTOTYPE COMPLETED

      In April 2001, Kronos Air Technologies completed development of a prototype room-based air purification device and is now moving rapidly toward commercialization of the Kronos(TM) technology outside of military applications.

BUSINESS STRATEGY

      Kronos Air Technologies' business development strategy is to sell and license the Kronos(TM) technology to six distinct market segments: (1) air movement and purification (health care, hospitality, residential and commercial facilities); (2) air purification for unique spaces (cleanrooms, automotive, cruise ships and airplanes); (3) specialized military (naval vessels, closed vehicles and environmental devices); (4) embedded cooling and cleaning (electronic devices and medical equipment); (5) industrial scrubbing (produce storage and diesel and other emissions), and (6) hazardous gas destruction (incineration and chemical facilities).

      AIR MOVEMENT AND PURIFICATION. Indoor air pollution, including "sick building syndrome" and "building related illness," is caused by inadequate ventilation, chemical contaminants from indoor and outdoor sources and biological contaminants. The addressable air movement and purification segment is made up of four principal applications: (1) health care, (2) hospitality (3) residential and (4) commercial. To begin to address these principal applications, Kronos Air Technologies has met with over 100 nursing homes, assisted living facilities and hospitals. Kronos Air Technologies is developing a Kronos(TM) device that will address the specific air quality issues, including odors, found in most nursing home and assisted living facilities. Kronos Air Technologies is also targeting a major global hospitality provider to develop a Kronos(TM) device that will be used to reduce second hand cigarette smoke in hotel rooms, gaming halls and other hospitality facilities.

      AIR PURIFICATION FOR UNIQUE SPACES. Electronics, high-tech, semiconductor, pharmaceutical, aerospace, medical and many other producers depend on cleanroom technology. As products such as electronic devices become smaller, the chance of contamination in manufacturing becomes higher. For pharmaceutical companies, clean, safe and contaminant-free products are imperative to manufacturing and distributing a viable product. Other potential unique applications for the Kronos(TM) technology include contained spaces such as aircraft, cruise ships and other transportation modes that require people to breathe contaminated, re-circulated air for extended periods. Kronos Air Technologies is also evaluating the effectiveness of the KronosTM technology on reducing diesel emissions.

      SPECIALIZED MILITARY. Kronos Air Technologies has been working extensively with General Dynamics on commercializing specific military applications of the Kronos(TM) technology. To date, Kronos Air Technologies has developed and shipped miniature Kronos(TM) based devices for retrofitting the sailors' bunk fans on United States Naval ships and a larger embedded device for retrofitting fans in the ductwork of United States Naval ships. In addition, Kronos Air Technologies was awarded a Small Business Innovation Research contract. This contract is sponsored by the United States Navy and is potentially worth up to $837,000 in funding for product development and testing. The Kronos(TM) devices manufactured under this contract will be embedded in existing HVAC systems to move air more efficiently than the current fan based technology.

      OTHER MARKET SEGMENTS. The technology demonstrated in the Small Business Innovation Research contract has direct applications to other commercial market segments that Kronos Air Technologies is pursuing, including industrial ventilation for building HVAC systems, embedded cooling for electronic equipment and hazardous gas scrubber systems.

CORPORATE RESTRUCTURING AND RELATED ACTIVITIES

      We have reorganized in order to prioritize and focus management and financial resources on Kronos Air Technologies and the Kronos(TM) technology. This reorganization has resulted in the decision to no longer pursue other investment opportunities previously identified.

         ACQUISITION AND SALE OF ATOMIC SOCCER USA, LTD. Pursuant to a Letter Agreement dated as of April 11, 2001, we transferred ownership of 100% of the issued and outstanding shares of common stock of Atomic Soccer to a new ownership group comprised primarily of Atomic Soccer's current and former management. We determined that continued financial and other support of Atomic Soccer was not consistent with our long-term strategic plan of concentrating and consolidating financial and management resources on Kronos Air Technologies.

         OTHER INVESTMENTS. Our reorganization has resulted in our decision to no longer pursue other investment opportunities previously identified. We decided not to pursue further investments in Cancer Detection International LLC, Electric Management Units, and Cancer Treatment Centers, Inc. in July 2001, and terminated by mutual consent a contract to distribute Computerized Thermal Imaging, Inc. equipment in August 2000.

HIRED THE EAGLE ROCK GROUP, LLC

      On July 2, 2001, we signed an agreement to utilize the strategic planning and business plan execution services of The Eagle Rock Group, LLC. The Eagle Rock Group will work with the Kronos Air Technologies team to fully develop and capitalize on the Kronos(TM) technology. We believe that The Eagle Rock Group can assist us in unlocking the potential value of the Kronos(TM) technology.

      We believe that The Eagle Rock Group's multi-disciplined approach, which uses seasoned business executives and leverages relationships and networks, can accelerate the Kronos(TM) opportunity versus the timing and development if we were to continue on a go-it-alone strategy or if we were to work and coordinate with the myriad of groups necessary to duplicate The Eagle Rock Group team. Specifically, we initially envision The Eagle Rock Group working to augment and enhance our efforts in the following areas (i) capital raising and allocation,
(ii) strategic partner introduction and evaluation, (iii) distribution channel development, (iv) product focus and brand development, (v) human resource placement, and (vi) capital market introduction and awareness.

      Pursuant to the agreement that we entered into with The Eagle Rock Group, we issued to The Eagle Rock Group a ten-year warrant granting them the right to purchase 1,400,000 shares of our common stock at an exercise price of $0.68 per share. The shares underlying the warrant have piggy-back and demand registration rights, as well as subscription rights in the event that we issue any rights to all of our stockholders to subscribe for shares of our common stock. In addition, the warrant contains redemption rights in the event that we enter into a transaction that results in a change of control of our company.


                                LEGAL PROCEEDINGS

      On February 2, 2001, we initiated, together with Kronos Air Technologies, legal proceedings in Clackamas County, Oregon against W. Alan Thompson, Ingrid
T. Fuhriman, and Robert L. Fuhriman II, each of whom were formerly executive officers and members of the Board of Directors of Kronos Air Technologies. This suit alleges, among other things, breach of fiduciary duties and breach of contract by these individuals, and seeks, among other things, an order from the court referring the dispute to arbitration in accordance with the terms of these individuals' respective employment agreements, which were terminated by us on January 30, 2001, and other appropriate equitable relief.

      On January 13, 2000, we initiated legal proceedings in Clackamas County, Oregon against Foster & Price Ltd., an Isle of Man corporation, seeking, among other things, a judicial declaration that a certain term sheet signed by us and Foster & Price was lawfully terminated by us due to Foster & Price's failure to perform certain terms thereunder and was therefore null and void, and that we and Foster & Price had no further contractual obligations between ourselves. Foster & Price claimed entitlement to the issuance of 10,000,000 shares of our common stock, notwithstanding its alleged nonperformance of certain important obligations under the term sheet. On July 7, 2001, we entered into a mutual release and settlement agreement with Foster & Price and Alex D. Saenz, pursuant to which our company, Foster & Price and Mr. Saenz mutually and fully released each other from all related claims and counterclaims and agreed to the dismissal of the litigation initiated by us against Foster & Price on January 13, 2000. The settlement agreement does not contain any admission of liability or fault by any party. The parties also agreed, among other things, to not institute any future litigation relating to the term sheet of the previous relationship. As settlement consideration, we have agreed to deliver to Foster & Price and Mr. Saenz, collectively, a total of 375,000 shares of our common stock. Such shares are included for registration in this prospectus; however, Foster & Price and Mr. Saenz have agreed that, following such registration, in no case shall they sell on any given trading day more than 5,000 shares, or more than 12,500 shares in any consecutive five-day trading period, or more than 50,000 shares in any 30-day consecutive trading period. Foster & Price and Mr. Saenz have agreed to certain confidential provisions and to indemnify us against claims arising out of any dispute between Foster & Price and Mr. Saenz relating to any allocation of shares between them as well as claims brought by persons who are not parties to the settlement agreement.

DESCRIPTION OF OUR PROPERTIES

      Our principal executive office is located at 14523 Westlake Drive, Lake Oswego, Oregon in approximately 1,000 square feet of leased space. This lease is a month-to-month lease at a monthly rate of $2,039.

      The offices of Kronos Air Technologies are located at 8549/8551 154th Avenue NE, Redmond, Washington 98052. Kronos Air Technologies is committed through June 30, 2003 to annual lease payments on operating leases for 4,000 square feet of office/research lab premises of $47,028 per year.

      The  offices of  EdgeAudio  are located at 15615 74th  Avenue,  Suite 100,
Tigard,  Oregon  97224.   EdgeAudio  is  committed  through  June  30,  2003  to
office/warehouse premises of $13,800 per year.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      During fiscal 2000, we changed our independent accountants from Randy Simpson, C.P.A., P.C. to Grant Thornton LLP. There were no disagreements with Randy Simpson, C.P.A., P.C. on any accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

                                   MANAGEMENT

      Our directors and executive officers and their ages as of the date of this prospectus are as follows:

NAME                          AGE         POSITION
----                          ---         --------

Jeffrey D. Wilson             46          Chairman of the Board of  Directors
                                          and Chief Executive Officer

Charles D. Strang             79          Director

Richard F. Tusing             44          Director

Daniel R. Dwight              41          Director

Richard A. Papworth           42          Director;  Chief Financial Officer,
                                          Secretary, and Treasurer

Erik W. Black                 31          Director; Executive Vice President

James P. McDermott            39          Director

      JEFFREY D. WILSON, 46, was appointed Chairman of the Board of Directors and Chief Executive Officer of TSET in April 1999. Mr. Wilson has had extensive international transactions experience in Asia, Europe, Latin America, Africa, and the U.S., having represented clients in a wide range of joint venture, corporate finance, public and private securities, regulatory, asset acquisition, licensing, investment, technology, mergers and acquisitions, leveraged buy-out, and other transactions, and has assisted clients in gaining access to foreign markets and in government lobbying activities. Mr. Wilson has also served as Chairman of the Board of Directors of Kronos Air Technologies and Atomic Soccer since March 2000; Mr. Wilson resigned as Chairman of Atomic Soccer in November 2000. From 1992-1999, Mr. Wilson maintained a private international consulting practice for select clients and engaged in entrepreneurial ventures. From 1990-1992, he served as international legal advisor for GGS Co., Ltd., a Tokyo-based Japanese investment company (and including its Hong Kong, Australian, Canadian, and U.S. affiliates), having primary responsibility for its international projects. From 1982-1990, he engaged in the private practice of law. Mr. Wilson received a B.A. from Brigham Young University in 1979 and a J.D. from the University of Kansas in 1982, where he was also associate editor of the KANSAS LAW REVIEW and President of the International Law Society. Mr. Wilson speaks Japanese fluently.

      CHARLES D. STRANG, 79, has served as a Director of TSET since September 2000 and as a Director of Kronos Air Technologies since January 2001. Mr. Strang was named National Commissioner of NASCAR (National Association for Stock Car Racing) in 1998 and continues to serve in that capacity. In 1989 Mr. Strang received President Bush's American Vocation Success Award; in 1992 was elected to the Hall of Fame of the National Marine Manufacturers Association; in 1990 was awarded the Medal of Honor of the Union for International Motorboating; and is a life member of the Society of Automotive Engineers. He also currently serves as a Director of the American Power Boat Association (the U.S. governing body for powerboat racing) and Senior Vice-President of the Union for International Motorboating (the world governing body for powerboat racing, with approximately 60 member nations). He joined Outboard Marine Corporation as Director of Marine Engineering in 1966, and retired as Chief Executive Officer in 1990 and as Chairman in 1993 after a more than 40-year career in the marine industry. Mr. Strang's accomplishments during this period include the invention of the modern-day stern-drive (inboard/outboard) power system, the evolution of high horsepower outboard motors, dozens of patents in the field of engine design, marine propulsion devices, and powerboats, and the movement of the marine industry to vertically integrate engine manufacturers with boat builders; these efforts have accelerated the consolidation of the marine industry and the trend to "packaged" boat and motor marketing. Under his leadership, Outboard Marine Corporation was transformed into a vertically-integrated producer of complete, factory-rigged and -powered boats; his engineering and management leadership has had a lasting, substantial influence on the marine industry. Mr. Strang graduated with a degree in mechanical engineering from Polytechnic University in 1943 and worked for several years in the aerospace industry (including research and testing projects on aircraft engines) and served on the mechanical engineering staff of Massachusetts Institute of Technology. He spent 13 years with Kiekhaefer Corporation (manufacturer of Mercury outboard motors), rising from Director of Research to Executive Vice-President, and was also proprietor of U.S. Executives, Inc., a management consulting firm, and Hydro-Mechanical Development, an engineering firm.

      RICHARD F. TUSING, 44, has served as a Director of TSET since October 2000 and as a Director of Kronos Air Technologies since January 2001. Mr. Tusing has had extensive experience in developing new enterprises, negotiating the licensing of intellectual property rights, and managing technical and financial organizations, and has more than 20 years of business development, operations, and consulting experience in the technology and telecommunications industries. He has spent four years in executive management with several emerging technology companies, 14 years in various managerial and executive positions with MCI Communications Corporation, and three additional years in managerial consulting. While acting as an independent management consultant from 1996 to the present, Mr. Tusing's experience with emerging technology companies includes serving as Chief Executive Officer and Chief Technology Officer for Avalon Media Group (a turnkey advertising services company); primary responsibility for technology planning, licensing, and strategic technology architecture relationships for ICU, Inc. (a mobile video conferencing company); and Executive Vice-President, Chief Technology Officer, and Director of Entertainment Made Convenient (Emc3) International, Inc. (a video and data downloading services company). Through his private consultancy, Mr. Tusing provides, among other things, managerial, financial planning, technical, and strategic planning services. From 1982-1996, Mr. Tusing held multiple managerial and executive positions with MCI
Communications Corporation. From 1994-1996, he served as MCI's Director of Strategy and Technology, managing MCI's emerging technologies division (having primary responsibility for evaluating, licensing, investing in, and acquiring third-party technologies deemed of strategic importance to MCI), and also oversaw the development of several early-stage and venture-backed software and hardware companies; in this capacity, Mr. Tusing managed more than 100 scientists and engineers developing state-of-the-art technologies. From 1992-1994, Mr. Tusing founded MCI Metro, MCI's entree into the local telephone services business and, as MCI Metro's Managing Director, managed telecommunications operations, developed financial and ordering systems, and led efforts in designing its marketing campaigns. From 1990-1992, he served as Director of Finance and Business Development for MCI's western region, overseeing $1,000,000,000 in annual revenue and a $90,000,000 operating budget. From 1982-1990, Mr. Tusing held other management and leadership positions within MCI, including service as MCI's Pacific Division's Regional Financial Controller, Manager of MCI's Western Region's Information Technology Division, and led MCI's National Corporate Financial Systems Development Organization. Mr. Tusing received B.S. degrees in business management and psychology from the University of Maryland in 1979.

      DANIEL R. DWIGHT, 41, has served as a Director of TSET since November 2000, and as a Director and Chief Executive Officer of Kronos Air Technologies since January 2001. He has extensive experience in private equity and operations in a wide variety of high growth and core industrial businesses. Mr. Dwight is currently an independent management consultant who provides business development, strategic consulting, financial planning, merchant banking, and operational execution services to a wide range of clients. Prior to starting his consulting practice, Mr. Dwight spent 17 years with General Electric including 10 years of operations, manufacturing, and business development experience with GE's industrial businesses, and seven years of international investment and private equity experience with GE Capital. He has had responsibility for over a $1 billion in merger and acquisition and private equity transactions at GE. Most recently, Mr. Dwight initiated GE Capital's entry in the Asia private equity market. Between 1995 and 1999, the Asian equity portfolio grew to include consolidations, leveraged buyouts, growth capital and minority investments in diverse industries, including information technology, telecommunications services, consumer products, services and distribution, and contract manufacturing. Mr. Dwight led deal teams with responsibility for the execution of transactions, monitoring of portfolio companies and realization of investments. Since 1982, Mr. Dwight has held other leadership positions domestically and internationally with GE Capital, as well as senior positions with GE Corporate Business Development (1989-1992) and GE Corporate Audit Staff (1984-1987). His responsibilities included identifying, analyzing and implementing reorganizations, restructurings, consolidating acquisitions, and divestitures of GE businesses. He also had responsibility for the development of new business ventures and commercialization of new technologies strategic to GE's industrial businesses. Mr. Dwight holds an MBA in Finance and Marketing with Honors from the University of Chicago in 1989 and a B.S. in Accounting with Honors from the University of Vermont in 1982.

      RICHARD A. PAPWORTH, 42, has served as a Director of TSET since June 2001, was appointed Chief Financial Officer of TSET in May 2000, and has served as a Director, Chief Financial Officer, and Treasurer of Kronos Air Technologies since January 2001, and as Assistant Secretary of Kronos Air Technologies since December 2000. Mr. Papworth has had diverse finance, tax, and accounting experience in a range of industries, including real estate development/construction, software development, publishing, distribution, financial institutions, and investment companies. From 1997-2000, he was Vice-President and Controller of the U.S. and European operations of Wilshire Financial Services Group, a Portland, Oregon-based publicly held specialty loan servicing and investment company with more than $2 billion under management. In this capacity, Mr. Papworth was responsible for accounting and control system, financial reporting and analysis, and business decision support for the worldwide organization. From 1996-97, he was Chief Financial Officer of First Bank of Beverly Hills, a $550 million banking subsidiary of WFSG. From 1995-96, Mr. Papworth was Treasurer for Maintenance Warehouse America Corporation in which capacity he successfully negotiated more than $50 million of real estate and working capital financing, and was responsible for management of Maintenance Warehouse America Corporation's insurance program and tax compliance. From

1994-95, he maintained a private management and finance consulting practice for select clients. From 1989-94, Mr. Papworth worked for Morrison Homes, the U.S. home building division of U.K.-based George Wimpey Plc., during which period he held various positions including Chief Financial Officer, Treasurer, and Assistant Treasurer. From 1985-89, he engaged in tax consulting with Deloitte and Touche, a Big Five accounting firm. He received a B.S. in accounting (with minors in business, economics, and Spanish) and a Macc (Masters of Accountancy) with emphasis in tax law, from Brigham Young University in 1984. Mr. Papworth became licensed as a certified public accountant in the State of California in 1987. Mr. Papworth speaks Spanish fluently.

      ERIK W. BLACK, 31, has served as a Director of TSET since June 2001, was appointed Executive Vice-President - Business Development of TSET in May 2000, and also served as Chairman of the Board of Directors of Atomic Soccer from November 2000 until the sale of Atomic Soccer in April 2001. Before joining TSET, Mr. Black served from 1997-2000 as a business and corporate strategy consultant to the office of the Chairman on Funding Selection, Inc., an investment banking and mergers and acquisitions company. He also developed, launched, and managed GI Bill Express.com LLP from February 1999 until its acquisition by Military.com in April 2000. Mr. Black has also worked as an e-business associate consultant for IBM Global Services in Phoenix, Arizona, from March 1999 until April 2000. In addition, Mr. Black was the sole proprietor of E.B. Web Designs, an Internet development services and consulting company founded in 1998. Mr. Black worked as the communications coordinator for the Synthetic Organic Chemical Manufacturers Association in Washington, D.C. from 1996-97 and as an associate consultant for Robert Charles Lesser & Co., a real estate consulting firm, from 1995-96. He received an M.B.A. and a Masters of Information Management degrees from Arizona State University in 2000 (where he received the ASU MBA Kiplinger Foundation Prize for outstanding scholarship, service, and contribution, and served as Vice-President - communications of the ASU MBA Student Body Association in 1999-2000), a Global Leadership Certificate from Thunderbird - The American Graduate School of International Management in 2000, and a B.A. from Pomona College in 1995, where he graduated magna cum laude and was elected to Phi Beta Kappa. Mr. Black speaks Russian fluently.

      JAMES P. MCDERMOTT, 39, became a Director of TSET in July 2001. Mr. McDermott has over 17 years of financial and operational problem-solving experience. From 1992 through 2000, Mr. McDermott held various managerial and executive positions with PennCorp Financial Group, Inc. and its affiliates. From 1998 through 2000, Mr. McDermott was Executive Vice-President and Chief Financial Officer of PennCorp Financial Group. While serving in this position, Mr. McDermott was one-third of the executive management team that was responsible for developing and implementing operational stabilization, debt reduction and recapitalization plans for the company. From 1995 through 1998, Mr. McDermott served as Senior Vice-President of PennCorp Financial Group. Mr. McDermott worked closely with the Audit Committee of the Board of Directors on evaluating the PennCorp's accounting and actuarial practices. In addition, Mr. McDermott was responsible for developing a corporate-wide technology management program resulting in technology convergence and cost savings to the company's technology budget. From 1994 through 1998, Mr. McDermott was a principal in Knightsbridge Capital Fund I, LP, a $92 million investment fund specializing in leverage-equity acquisitions of insurance and insurance-related businesses. Mr. McDermott was also the founding Chairman of the e-business Internet service provider, Kivex.com, and a senior manager of one of the world's leading public accounting firms, KPMG. Mr. McDermott received a B.S. Degree in Business Administration from the University of Wisconsin, Madison.

DIRECTORS

      Our Board of Directors consists of eight seats. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Four of our current directors were reelected at our annual meeting of stockholders held on December 15, 2000, and two additional directors were appointed in June 2001. One vacancy currently exists on the Board of Directors as of the date of this prospectus. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors. Jeffrey D. Wilson, our Chairman and Chief Executive Officer, Richard A. Papworth, our Chief Financial Officer, Secretary, and Treasurer, and Erik W. Black, our Executive Vice-President - Business Development, are also executive officers of TSET. James P. McDermott, a principal of The Eagle Rock Group, LLC, was nominated to our Board of Directors in July 2001.


ADVISORY BOARD

      We established an Advisory Board in July 2001 to assist management in the development of long-range business plans for our Company. Currently, William Poster is the sole Advisory Board Member. Mr. Poster is a seasoned entrepreneur with a successful track record as a founder of several businesses spanning five continents. Mr. Poster has experience in developing business opportunities in the United States, Europe, Asia and the Middle East. Mr. Poster recently stepped down as President of Computer Systems & Communications Corporation, a wholly-owned subsidiary of General Dynamics. Computer Systems & Communications

Corporation is a cutting-edge communications and technology company that Mr. Poster founded and later sold to General Dynamics.

      We will continue to evaluate additional potential candidates for our Advisory Board.

COMMITTEES

      As of the date of this prospectus, we have not constituted any nominating or other committees of the Board of Directors. All director nominees were selected by the entire Board of Directors.

COMPENSATION OF DIRECTORS

      CASH COMPENSATION. Our Bylaws provide that, by resolution of the Board of Directors, each director may be reimbursed his expenses of attendance at meetings of the Board of Directors; likewise, each director may be paid a fixed sum or receive a stated salary as a director. As of the date of this prospectus, no director receives any salary or other form of cash compensation for such service. No director is precluded from serving our Company in any other capacity and receiving compensation from us in connection therewith.

      SHARE-BASED COMPENSATION. Each director is entitled to receive annually 50,000 restricted shares of our common stock, either granted as shares or in the form of fully-vested options, as compensation for their services as members of our Board of Directors. The Chairman of our Board of Directors is entitled to receive annually an additional 50,000 shares of our common stock, either granted as shares or in the form of fully-vested options, as compensation for his services as Chairman of our Board of Directors. As of the date of this prospectus, Messrs. Wilson and Strang have been granted 200,000 and 50,000 options, respectively as compensation for Mr. Wilson's services as Chairman of our Board of Directors and Mr. Strang's services as a member of our Board of Directors. Messrs. Tusing and Dwight have each been granted 50,000 shares of our common stock as compensation for their services as members of our Board of Directors.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for the fiscal year ended June 30, 2001 for our executive officers:

                                                     SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                        -------------------------------------------------  --------------------------------------------------
                                                                                       AWARDS                   PAYOUTS
                                                                           --------------------------------------------------
                                                                                 RESTRICTED     SECURITIES                 ALL
                                                                    OTHER          STOCK        UNDERLYING      LTIP      OTHER
                                        SALARY        BONUS      COMPENSATION      AWARDS     OPTIONS/SAR's   PAYOUTS  COMPENSATION
NAME AND PRINCIPAL          YEAR           $            $              $             $              #           $          $
FISCAL POSITION
(a)                          (b)          (c)          (d)            (e)           (f)            (g)         (h)        (i)
---------------------   ---------   ------------    ---------- - ----------- -  ----------   -------------   -------  -----------
Jeffrey D. Wilson,           2001       180,000             --       12,000             --      600,000(1)        --           --
   Chairman of the           2000     155,000(2)     30,000(3)      2,670(4)    700,000(5)         700,000        --           --
   Board of Directors        1999      25,000(2)            --            --      300,000               --        --           --
   and Chief
   Executive Officer


Richard A. Papworth,         2001        120,000            --         2,000            --      448,475(7)        --           --
   Chief Financial           2000      10,000(6)            --            --     50,000(8)              --        --           --
   Officer                   1999             --            --            --            --              --        --           --


Erik W. Black,               2001        100,000            --         6,000            --       50,000(9)        --           --
   Executive Vice            2000      4,167(10)            --     4,500(11)            --              --        --           --
   President -               1999             --            --            --            --              --        --           --
   Business
   Development

---------------------------------

(1) Mr. Wilson was granted 350,000 options pursuant to a Letter Agreement dated April 10, 2001 amending Mr. Wilson's Employment Agreement, dated April 16, 1999. 125,000 options were fully vested as of April 10, 2001 and the remaining 225,000 options vest upon the achievement of certain performance objectives. The exercise price is equal to $0.885 per share, which was the closing price of our Company's common stock as quoted on the Over-the-Counter Bulletin Board on April 9, 2001. Mr. Wilson was granted 50,000 options on April 9, 2001. These options are full vested and the exercise price is equal to $0.885 per share. In addition, Mr. Wilson, was granted 200,000 options on May 3, 2001, in connection with his service as Chairman of the Board of Directors in 1999 and 2000. These options are fully vested and the exercise price is equal to $0.71 per share.

(2)   Mr.  Wilson's  1999 salary of $25,000  consisted of two months at $12,500.
      Mr. Wilson's 2000 salary of $155,000 consisted of ten months at $12,500 and two months at $15,000. Mr. Wilson deferred all salary during fiscal year 1999 and 2000 and is entitled to receive 12% annual interest on all deferred amounts.

(3) Under the terms of his employment agreement, Mr. Wilson was to receive a cash bonus of $30,000 on or before May 1, 2000; however, Mr. Wilson deferred his cash bonus during fiscal year 2000 and is entitled to receive 12% annual interest on all deferred compensation.

(4) Mr. Wilson is entitled to an automobile allowance of $1,000 per month, of which $2,670 was received in fiscal year 2000.

(5) As a signing bonus to his employment agreement, Mr. Wilson's nominee, The Pangaea Group LLC, received 1,000,000 restricted shares of our common stock. Such stock vested at a rate of 100,000 shares per month over a 10-month period; 700,000 shares vested during fiscal year 2000. The $700,000 value is obtained by multiplying the vested shares with the closing market price of our unrestricted common stock ($1.00 per share) on the date such shares were granted (April 20, 1999). Notwithstanding the above calculation, we expensed such stock transaction at a value of $300,000, or $0.30 per share.

(6) Mr. Papworth joined our Company in May 2000. He is compensated $120,000 annually.

(7) Mr. Papworth was granted an option to purchase 398,475 restricted shares of our common stock pursuant to a Letter Agreement dated April 10, 2001 amending Mr. Papworth's employment agreement, dated April 16, 1999. The options were fully vested as of April 10, 2001 and the exercise price is equal to $0.885 per share, which was the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on April 9, 2001. In addition, Mr. Papworth was granted 50,000 options on April 9, 2001. These options are fully vested and the exercise price is equal to $0.885 per share.

(8) As a signing bonus to his employment agreement, Mr. Papworth received 14,815 restricted shares of our common stock. The $50,000 value is determined by multiplying the number of such shares with the closing market price of our Company's unrestricted common stock ($3.374 per share) on the date such shares were granted (May 19, 2000).

(9) Mr. Black was granted 50,000 options on April 9, 2001. These options are fully vested and the exercise price is equal to $0.885 per share.

(10) Mr. Black joined our Company in May 2000. He is compensated $100,000 annually, of which $4,167 was received in fiscal year 2000.

(11) Mr. Black is entitled to an automobile allowance of $500 per month, and a one-time relocation allowance of $5,000, of which $4,500 was received in fiscal year 2000.

                                  AGGREGATED OPTIONS/SAR EXERCISES
                                       IN LAST FISCAL YEAR AND
                                FISCAL YEAR END OPTIONS/SAR VALUES(1)

                                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                SHARES                         UNDERLYING UNEXERCISED       IN-THE-MONEY
                             ACQUIRED ON      VALUE               OPTIONS/SAR'S AT        OPTIONS/SAR'S AT
        NAME                   EXERCISE    REALIZED ($)          FISCAL YEAR END(1)      FISCAL YEAR END(2)
------------------------     ------------- --------------      -----------------------  ---------------------
Jeffrey D. Wilson                -0-          -0-              Exercisable:    375,000          $0
Chairman of the Board of                                       Unexercisable:  225,000          $0
Directors and
Chief Executive Officer

Richard A. Papworth              -0-          -0-              Exercisable:    448,475          $0
Chief Financial Officer                                        Unexercisable:        0          $0

Erik W. Black                    -0-          -0-              Exercisable:     50,000          $0
Vice-President                                                 Unexercisable:        0          $0
Business Development
---------------------------------

(1)   These grants represent options to purchase common stock.  No SAR's have been granted.

(2)   The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying  the options and the exercise price of the options as of June 30, 2001.


OPTION/SAR GRANTS TABLE
                                                      % TOTAL
                            NO. OF SECURITIES      OPTIONS/SAR'S
                                UNDERLYING          GRANTED TO
                              OPTIONS/SAR'S      EMPLOYEES IN FISCAL      EXERCISE OR BASE PRICE
        NAME                   GRANTED (#)             YEAR (%)               ($ PER SHARE)            EXPIRATION DATE
-------------------------   -----------------    -------------------      ----------------------       ---------------

Jeffrey D. Wilson                 50,000                4.6%                      $0.885                April 9, 2006
Chairman of the Board of         350,000               31.9%                      $0.885                April 9, 2011
Directors and                    200,000                1.8%                      $0.710                  May 3, 2011
Chief Executive
Officer

Richard A. Papworth               50,000                4.6%                      $0.885                April 9, 2006
Chief Financial Officer          398,475               36.3%                      $0.885                April 9, 2011

Erik W. Black                     50,000                4.6%                      $0.885                April 9, 2006
Vice-President
Business Development


STOCK OPTION PLANS

      As of the date of this prospectus, we have not adopted or implemented any stock option plan.


EMPLOYMENT AGREEMENTS

      The Employment Agreement of Jeffrey D. Wilson, our Chairman and Chief Executive Officer, is effective as of April 20, 1999 and continues for an "evergreen" term of five years unless Mr. Wilson provides at least 60 days' prior written notice of his resignation. Such agreement provides for base cash compensation during the first 12-month period in the amount of $12,500 per month, plus a cash bonus in the amount of $30,000 to be paid in one lump sum on or before May 1, 2000. During the second 12-month period, Mr. Wilson's base cash compensation increases to $15,000 per month, and during the third 12-month period such base cash compensation increases to $20,000 per month. Mr. Wilson has deferred all cash and bonus compensation from April 1999 through August 2000; however, commencing in September 2000, Mr. Wilson began receiving cash compensation in the amount of $17,500 per month, approved by the Board of Directors, in consideration of his previous deferral of such compensation. We are obligated to pay interest at the rate of 12% annually on all compensation deferred by Mr. Wilson until all such amounts have been paid in full. Mr. Wilson's nominee, The Pangaea Group, LLC, received a signing bonus of 100,000 fully vested and non-forfeitable restricted shares of our common stock; The Pangaea Group, LLC received an additional 900,000 restricted shares of our common stock, which vested at the rate of 100,000 shares per month over the 9-month period following Mr. Wilson's acceptance of the terms of his employment agreement. As of the date of this prospectus, all such shares are fully vested. Mr. Wilson will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment; however, as of the date of this prospectus, we have not adopted or implemented any such plans. Mr. Wilson has "piggyback" registration rights with respect to all restricted shares owned by him, as well as "demand" registration rights with respect thereto exercisable two times during each 5-year term of his employment. The cost of exercising such piggyback and demand registration rights shall be borne by us. As of the date of this prospectus, Mr. Wilson has not exercised such registration rights. Mr. Wilson is entitled to be indemnified, defended, and held harmless by us from and against any and all costs, losses, damages, penalties, fines, or expenses (including, without limitation, reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by him in any manner in connection with his service as our Chairman and Chief Executive Officer.

      On April 10, 2001, we entered into a Letter Agreement with Mr. Wilson amending Mr. Wilson's Employment Agreement. Pursuant to the Letter Agreement, Mr. Wilson waived the anti-dilution provision of his Employment Agreement in consideration for options to purchase 350,000 shares of our restricted common stock. The option to purchase 125,000 shares of common stock was fully vested as of April 10, 2001 and the remaining 225,000 share option vests upon the achievement of certain performance objectives. The exercise price of these options is equal to $0.885 per share, which was the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on April 9, 2001.

EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

      Richard A. Papworth, our Chief Financial Officer, has an Employment Agreement effective as of May 19, 2000, which continues for an "evergreen" term of two years, unless Mr. Papworth provides at least 90 days' prior written notice of his resignation. Mr. Papworth's Employment Agreement provides for base cash compensation in the amount of $10,000 per month, a signing bonus of $50,000 worth of fully vested and non-forfeitable restricted shares of our common stock, plus a year-end bonus payable in cash and additional shares, in a "blended" amount to be determined. Mr. Papworth will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment; however, as of the date of this prospectus, we have not adopted or implemented any such plans. Mr. Papworth is entitled to be indemnified, defended, and held harmless by us from and against any and all costs, losses, damages, penalties, fines, or expenses (including, without limitation, reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by him in any manner in connection with his service as our Chief Financial Officer.

      On April 10, 2001, we entered into a Letter Agreement with Mr. Papworth amending Mr. Papworth's Employment Agreement. Pursuant to the Letter Agreement, Mr. Papworth waived the anti-dilution provision of his Employment Agreement in consideration for an option to purchase 398,475 shares of our restricted common stock. The option was fully vested as of April 10, 2001 and the exercise price is equal to $0.885 per share, which was the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on April 9, 2001.

EXECUTIVE SEVERANCE AGREEMENTS

      The Employment Agreement of Jeffrey D. Wilson, our Chairman and Chief Executive Officer, provides that upon the occurrence of any "change of control transaction" (as defined therein), any shares of our common stock to which Mr. Wilson is entitled through any directors' compensation, stock option, or other stock ownership plan shall immediately vest and, if such transaction results in termination of his employment, Mr. Wilson will be entitled to receive all the compensation and benefits of employment that he would have received for the full term of his employment but for such termination (i.e., given the 5-year "evergreen" term of his employment, Mr. Wilson would therefore receive five years' worth of such compensation), the immediate vesting of shares in any stock option or other stock ownership plan, and the immediate vesting of all matching contributions made by us in any 401(k), savings, profit-sharing, or other similar plan or benefit program (such entitlement also applies in the event of any termination of Mr. Wilson's employment for reasons other than certain "termination events" described in his Employment Agreement). For purposes of Mr. Wilson's Employment Agreement, a change in control transaction is defined as a merger, sale, share exchange, consolidation, change of control, or other acquisition of TSET.

      The Employment Agreement of Richard A. Papworth, our Chief Financial Officer, provides that upon the occurrence of any transaction involving a change of control of TSET pursuant to which his employment is terminated, any shares of our common stock to which Mr. Papworth is entitled through any stock option or other stock ownership plan shall immediately vest and Mr. Papworth will be entitled to receive all the compensation and benefits of employment that he would have received for the full term of his employment but for such termination (i.e., given the 2-year "evergreen" term of his employment, Mr. Papworth would therefore receive two years' worth of such compensation), the immediate vesting of shares in any stock option or other stock ownership plan, and the immediate vesting of all matching contributions made by us in any 401(k), savings, profit-sharing, or other similar plan or benefit program.

      As of the date of this prospectus, we have not adopted any separate executive severance agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

      In connection with his employment agreement, Jeffrey D. Wilson's nominee, The Pangaea Group LLC, received a signing bonus of 100,000 restricted shares of our common stock; such shares were fully vested and non-forfeitable upon issuance. In addition, The Pangaea Group LLC received an additional 900,000 restricted shares of our common stock, vesting at the rate of 100,000 shares per month over the 9-month period ended January 2000. All such shares are fully vested and have been accounted for in our financial books.

      On August 11, 2000, we entered into a Finders Agreement with Richard F. Tusing and Daniel R. Dwight, pursuant to which Messrs. Tusing and Dwight will introduce us to prospective investors and brokers that would thereafter make similar introductions, and otherwise assist us in corporate finance matters. We approved the list of prospective investors and brokers provided by Messrs. Tusing and Dwight contemporaneously with the execution and delivery of the Finders Agreement. Under the Finders Agreement, we will pay to Messrs. Tusing and Dwight a finders fee equal to 1% of the total investment value realized from investors introduced by them that provide equity or debt capital to us. In the case of provision of equity or debt capital by investors introduced by brokers introduced by Messrs. Tusing and Dwight, the finders fee will be equal to 0.25% of the total investment value realized from such investors. We retain the right to negotiate the specific terms of any financing transaction arising out of any such introductions and are not obligated to accept any financing offered by any such investors or through any such brokers. Out-of-pocket expenses incurred by Messrs. Tusing and Dwight in connection with provision of their services under the Finders Agreement will be reimbursed by us up to $15,000, unless expenses in excess of this limit are approved in writing by us. The Finders Agreement was entered into prior to Messrs. Tusing's and Dwight's appointment as members of our Board of Directors in October 2000 and was negotiated at arm's length. We intend that the Finders Agreement will remain in place, notwithstanding the appointment of Messrs. Tusing and Dwight to our Board of Directors. We believe that the compensation and other provisions of the Finders Agreement are fair, reasonable, customary, and favorable to us.

      On August 11, 2000, we entered into a Consulting Agreement with Richard F. Tusing and Daniel R. Dwight, pursuant to which Messrs. Tusing and Dwight will provide management, financial, strategic, and other consulting services to us in exchange for consulting fees payable in cash and options of our common stock. Out-of-pocket expenses incurred by Messrs. Tusing and Dwight in connection with provision of their services under the Consulting Agreement will also be reimbursed by us. The Consulting Agreement was entered into prior to Messrs. Tusing's and Dwight's appointment as members of our Board of Directors in
October 2000 and was negotiated at arm's length. We believe that the compensation and other provisions of the Consulting Agreement are fair, reasonable, customary, and favorable to us. The Consulting Agreement was renewed with Dwight, Tusing & Associates on similar terms and conditions with a rate adjustment as of January 1, 2001, and was amended on April 12, 2001 to decrease the strike price of the options granted as partial compensation thereunder.

      On June 27, 2000, we entered into a Finders Agreement with John Bowles, pursuant to which Mr. Bowles will introduce us to prospective investors. We approved the list of prospective investors provided by Mr. Bowles contemporaneously with the execution and delivery of the Finders Agreement. Under the Finders Agreement, we will pay to Mr. Bowles a finders fee equal to 5% of the total investment value realized from investors introduced by them that provide equity or debt capital to us. We retain the right to negotiate the specific terms of any financing transaction arising out of any such introductions and is not obligated to accept any financing offered by any such investors or through any such brokers. We will reimburse out-of-pocket expenses incurred by Mr. Bowles in connection with provision of their services under the Finders Agreement up to $15,000, unless we approve expenses in excess of this limit in writing. We believe that the compensation and other provisions of the Finders Agreement are fair, reasonable, customary, and favorable to us.

      On April 10, 2000, we entered into a Finder's Agreement with Bolivar International Inc., pursuant to which Bolivar will introduce us to prospective investors. We approved the list of prospective investors provided by Bolivar contemporaneously with the execution and delivery of the Finders Agreement. Under the Finders Agreement, we will pay to Bolivar a variable finders fee between 2% - 5% dependent upon the total investment value realized from investors introduced by them that provide equity or debt capital to us. This

Finder's Fee will be converted into options for our common stock based on the closing trading price the date of funding execution. We retain the right to negotiate the specific terms of any financing transaction arising out of any such introductions and are not obligated to accept any financing offered by any such investors or through any such brokers. We will reimburse out-of-pocket expenses incurred by Bolivar in connection with provision of their services under the Finders Agreement up to $15,000, unless we approve expenses in excess of this limit in writing. We believe that the compensation and other provisions of the Finders Agreement are fair, reasonable, customary, and favorable to us.

                         THE FUSION CAPITAL TRANSACTION

GENERAL

      On June 19, 2001, we entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $12,500 of our common stock or an aggregate, under certain conditions, of $10.0 million. The $10.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to the then current market price of the common stock without any fixed discount to the market price.


PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

      Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $12,500 of our common stock. We may decrease this daily purchase amount at any time. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above $12,500 unless our stock price is above $3.00 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

      o   the lowest sale price of our common stock on the purchase date; or

      o the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive trading days prior to the date of a purchase by Fusion Capital.

      The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the trading days in which the closing sale price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially owned more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $12,500 on each trading day. Fusion Capital has the right to sell some, all or none of the shares purchased from us, at any time.

      The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital under the common stock purchase agreement at varying purchase prices:

                                                                                        PROCEEDS FROM THE SALE OF
     ASSUMED                                            PERCENTAGE OUTSTANDING          5,000,000 SHARES TO FUSION
     AVERAGE           NUMBER OF SHARES TO BE           AFTER GIVING EFFECT TO           CAPITAL UNDER THE COMMON
  PURCHASE PRICE    BE ISSUED IF FULL PURCHASE     THE ISSUANCE TO FUSION CAPITAL(1)     STOCK PURCHASE AGREEMENT
  --------------    --------------------------     ---------------------------------    ---------------------------
    $0.50                 20,000,000                        36.2%                               $2,500,000
   $0.59(2)               16,949,153                        32.5%                               $2,950,000
    $0.75                 13,333,333                        27.5%                               $3,750,000
    $1.00                 10,000,000                        22.1%                               $5,000,000
    $1.50                  6,666,667                        15.9%                               $7,500,000
    $2.00                  5,000,000                        12.4%                              $10,000,000
    $3.00                  3,333,333                         8.6%                              $10,000,000
    $4.00                  2,500,000                         6.6%                              $10,000,000

--------------------

(1) Based on 35,226,255 shares outstanding as of July 16, 2001. Includes the issuance of 640,000 shares of common stock issuable to Fusion Capital as a commitment fee and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.


(2)   Closing sale price of TSET common stock on July 16, 2001.


      We estimate that we will issue no more than 5,640,000 shares to Fusion Capital under the common stock purchase agreement, including the shares issuable as a commitment fee, all of which are included in this offering. If more than 5,640,000 shares are issuable to Fusion Capital under the common stock purchase agreement, we have the right to terminate the agreement without any payment or liability to Fusion Capital.


OUR RIGHT TO SUSPEND PURCHASES

      We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

      We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount at any time for any reason; provided however, we may not increase the daily purchase amount above $12,500 unless our stock price has been above $3.00 per share for five consecutive trading days. For any trading day that the sale price of our common stock is below $3.00, the daily purchase amount shall not be greater than $12,500.

OUR TERMINATION RIGHTS

      We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR STOCKHOLDERS

      All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 40 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement.

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

      Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

EVENTS OF DEFAULT

      Generally,   Fusion  Capital  may  terminate  the  common  stock  purchase agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

      o if for any reason the shares offered by this prospectus cannot be sold pursuant to this prospectus for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o suspension by our principal market of our common stock from trading for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o our failure to satisfy any listing criteria of our principal market for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o the transfer agent's failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement;

      o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

      o   a default by us of any payment  obligation  in excess of $1.0 million;
          or

      o   any  participation  or  threatened   participation  in  insolvency  or
          bankruptcy proceedings by or against us.

COMMITMENT SHARES ISSUED TO FUSION CAPITAL

      Under the terms of the common stock purchase agreement Fusion Capital has received 640,000 shares of our common stock as a commitment fee. Unless an event of default occurs, Fusion Capital must maintain ownership of at least 640,000 shares for 40 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.


NO VARIABLE PRICED FINANCINGS

      Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion Capital's prior written consent.


PLACEMENT AGENT

      We have engaged Dutchess Advisors Ltd. to act as our placement agent in connection with the equity line of credit. We will pay to Dutchess Advisors Ltd. a one-time cash fee equal to $75,000 once we have received $575,000 under the common stock purchase agreement with Fusion Capital.

                             PRINCIPAL SHAREHOLDERS

      The following table presents certain information regarding the beneficial ownership of all shares of common stock at July 16, 2001 for each executive officer and director of our company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 35,226,255 common shares issued and outstanding at July 16, 2001 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at July 16, 2001 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                            COMMON STOCK
                                                         BENEFICIALLY OWNED
                                                   -----------------------------

NAME AND ADDRESS                                         NUMBER          PERCENT
----------------------------------                 ---------------  ------------

Jeffrey D. Wilson                                  1,375,000(1)(2)        3.9%
333 South State Street
PMB 111
Lake Oswego, OR 97034

Charles D. Strang                                       100,000(3)        0.3%
333 South State Street
PMB 111
Lake Oswego, OR 97034

Richard F. Tusing                                       301,000(4)        0.9%
333 South State Street
PMB 111
Lake Oswego, OR 97034

Daniel R. Dwight                                        290,300(5)        0.8%
333 South State Street
PMB 111
Lake Oswego, OR 97034

Richard A. Papworth                                    463,290 (6)        1.3%
333 South State Street
PMB 111
Lake Oswego, OR 97034

Erik W. Black                                          172,699 (7)        0.5%
333 South State Street
PMB 111
Lake Oswego, OR 97034


(1) Includes 1,000,000 shares of common stock owned of record by The Pangaea Group, LLC, of which Mr. Wilson is the principal owner.

(2) Includes options to purchase 375,000 shares of common stock that can be acquired within sixty days of July 16, 2001.

(3) Includes options to purchase 100,000 shares of common stock that can be acquired within sixty days of July 16, 2001.

(4) Includes options to purchase 251,000 shares of common stock that can be acquired within sixty days of July 16, 2001.

(5) Includes options to purchase 240,300 shares of common stock that can be acquired within sixty days of July 16, 2001.

(6) Includes options to purchase 448,475 shares of common stock that can be acquired within sixty days of July 16, 2001.

(7) Includes options to purchase 50,000 shares of common stock that can be acquired within sixty days of July 16, 2001.

      We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our company.

                              SELLING STOCKHOLDERS


SELLING STOCKHOLDERS OTHER THAN FUSION CAPITAL

      The following table presents information regarding the selling stockholders other than Fusion Capital. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company, except as follows:

      o NuWave Limited acquired its shares through a private placement by our Company.

      o Ted and Shirley Boucher, Trustees, FBO Boucher Family Trust, U/A DTD 4/19/1991, received shares through a private placement by our Company.

      o Foster & Price Ltd. acquired its shares pursuant to settlement of litigation.

                                          PERCENTAGE OF                          PERCENTAGE OF
                                           OUTSTANDING                            OUTSTANDING
                         SHARES              SHARES                                 SHARES
                         BENEFICIALLY     BENEFICIALLY       SHARES TO BE        BENEFICIALLY
       SELLING           OWNED BEFORE     OWNED BEFORE       SOLD IN THE         OWNED AFTER
     STOCKHOLDER           OFFERING        OFFERING(1)        OFFERING            OFFERING
---------------------    ------------    -------------       ------------        -------------
NuWave Limited            1,579,391           4.5%              687,500               2.0%

Boucher Family Trust        150,000           0.4%              150,000               0.0%

Foster & Price, Ltd.        375,000           1.1%              375,000               0.0%

-----------------------------------------
      (1) Percentage of outstanding shares is based on 35,226,255 shares of common stock outstanding as of July 16, 2001, which includes all shares of common stock beneficially owned by the selling shareholders before this offering.


FUSION CAPITAL

      Under the common stock purchase agreement, Fusion Capital agreed to purchase up to $10.0 million of our common stock. The purchase price of our common stock being purchased by Fusion Capital is based upon the future market price of our common stock. We will commence the purchase and sale of stock with Fusion Capital after this registration statement becomes effective.

      We estimate the maximum number of shares we will sell to Fusion Capital under common stock purchase agreement will be 5,000,000 shares assuming Fusion Capital purchases all $10.0 million of common stock. We have the right to suspend and/or terminate the common stock purchase agreement without any payment or liability to Fusion Capital. We have also issued to Fusion Capital 640,000 shares as a commitment fee. Unless an event of default occurs, Fusion Capital must maintain ownership of at least 640,000 shares for 40 months or until the common stock purchase agreement has been terminated. This prospectus relates to the offer and sale from time to time by Fusion Capitol of these shares. The common stock purchase agreement is described in detail under the heading "The Fusion Capital Transaction."

      Notwithstanding certain limitations on the ability of Fusion Capital to purchase shares as set forth in the common stock purchase agreement, assuming the purchase of the 5,000,000 shares by Fusion Capital based upon our estimates, together with the commitment fee of 640,000 shares, Fusion Capital would beneficially own 14% of our outstanding stock as of July 16, 2001. To the extent we need to use the cash proceeds of sales of common stock issuable under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON US AND OUR STOCKHOLDERS

      All shares issued to Fusion Capital pursuant to the common stock purchase agreement will be freely tradable. We expect that they will be sold over a period of up to 40 months from the date of this prospectus. Depending upon market liquidity at the time, sale of shares under this offering could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell all of the shares of common stock it acquires upon purchase. Therefore, the purchase of shares under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to suspend purchases under the common stock purchase agreement and to require termination of the common stock purchase agreement in some cases.


OUR RIGHT TO SUSPEND PURCHASES

      The common stock purchase agreement provides that we may at any time suspend purchases under the common stock purchase agreement. To the extent we need to use the cash proceeds of sales of common stock issuable under the common stock purchase agreement for working capital or other business purposes, we do not intend to suspend purchases under the common stock purchase agreement.


HOLDINGS OF FUSION CAPITAL UPON TERMINATION OF THE OFFERING

      To the extent we need to use the cash proceeds of sales of common stock issuable under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement. Because Fusion Capital may sell all, some, or none of the common stock offered by this prospectus, we cannot estimate the amount of common stock that will be held by Fusion Capital upon termination of the offering.

                              PLAN OF DISTRIBUTION

      The common stock offered by this prospectus is being offered by selling stockholders of TSET. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire the common stock as principals, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

      o   ordinary brokers' transactions;

      o transactions involving cross or block trades or otherwise on the Over-the-Counter Bulletin Board;

      o   purchases by brokers, dealers, or underwriters as principal and resale
          by  these   purchasers  for  their  own  accounts   pursuant  to  this
          prospectus;

      o "at the market" to or through market makers or into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

      o   in privately negotiated transactions; or

      o   any combination of the foregoing.

      See the table under the section entitled "The Fusion Capital Transaction" for the number of shares of our common stock that would be sold to Fusion Capital upon our sale of common stock under the common stock purchase agreement at varying purchase prices.

      In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

      Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

      Fusion  Capital is an  "underwriter"  within the meaning of the Securities
Act.

      Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling stockholders, any other stockholders, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholders and any other required information.

      We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

      Insofar as  indemnification  for liabilities  arising under the Securities
Act of 1933, as amended may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore, unenforceable.

      Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

      We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

      This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

                           SHARES ELIGIBLE FOR RESALE

      Sales of substantial amounts of our common stock in the public market following this offering could negatively affect the market price of our common stock. Such sales could also impair our future ability to raise capital through the sale of our equity securities.

      Upon the completion of the re-sale of common stock by the selling stockholders, we will have outstanding 40,226,255 shares of our common stock. Of these shares, approximately:

      o 30,053,165 shares will be freely tradable by persons, other than "affiliates", without restriction under the Securities Act of 1933, as amended; and

      o 10,173,090 shares will be "restricted" securities, within the meaning of Rule 144 under the Securities Act of 1933, as amended and may not be sold in the absence of registration under the Securities Act of 1933, as amended, unless an exemption from registration is available, including the exemption provided by Rule 144. As of July 16, 2001, 1,237,514 shares are held by affiliates of our Company, and may only be sold pursuant to Rule 144.

      In general, under Rule 144, a person or persons whose shares are aggregated, including any affiliate of our Company who has beneficially owned restricted securities for at least one year, would be entitled to sell within any three-month period, a number of shares that does not exceed 1% of the number of common stock then outstanding. The number of shares thus available for resale in Rule 144 transactions would constitute approximately 7,689,806 shares immediately after the completion of this offering.

      Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about our Company. Under Rule 144(k), a person who is not considered to have been an affiliate of our Company at any time during the 90 days preceding a sale, and who has beneficially owned restricted securities for at least two years, including the holding period of any prior owner except an affiliate of our Company, may sell these shares without following the terms of Rule 144.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, no par value. As of July 16, 2001, 35,226,255 shares of common stock were issued and outstanding; no shares of our preferred stock are issued and outstanding. In this offering, we may issue up to an additional 5,000,000 shares of common stock, consisting of 5,000,000 shares of common stock to be issued in connection with the common stock purchase agreement. The rights and preferences of the preferred stock will be determined upon issuance by our Board of Directors. The following description is a summary of our capital stock and contains the material terms thereof. Additional information can be found in our Articles of Incorporation and Bylaws, which were filed as exhibits to our registration statement on Form S-1 with the Securities and Exchange Commission.


COMMON STOCK

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, holders of a majority of our common stock entitled to vote in any election of directors may elect all of the directors standing for election should they choose to do so. Neither our Articles of Incorporation nor our Bylaws provide for cumulative voting for the election of directors. Holders of our common stock are entitled to receive their pro rata share of any dividends declared from time to time by the Board of Directors out of funds legally available therefor. Holders of our common stock have no preemptive, subscription, conversion, sinking fund, or redemption rights. All outstanding shares of our common stock are fully paid and non-assessable. In the event of liquidation, dissolution, or winding up of TSET, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock (if any) then outstanding.


PREFERRED STOCK

      Our Articles of Incorporation authorizes 50,000,000 shares of preferred stock, no par value. No shares of preferred stock are issued and outstanding as of the date of this prospectus. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which our stock may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without further vote or action by the stockholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of TSET or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. As of the date of this prospectus, the voting and other rights associated with the preferred stock have yet to be determined by the Board of Directors. There are no present plans by the Board of Directors to issue preferred shares or address the rights to be assigned thereto.


OPTIONS

      In April 2001, we entered into agreements with employees, consultants and directors for the grant of stock options to purchase shares of our common stock. We do not have a formal stock option plan. All stock option grants are exercisable at the fair market value of the shares on the date of grant, except for those options granted to the consultants. The exercise price in the consulting agreements is fixed and in excess of the fair market value on the date of grants. On April 10, Messrs. Jeffrey D. Wilson and Richard A. Papworth were granted options to acquire, collectively, 748,475 shares of common stock in consideration for their relinquishment of the anti-dilution clauses in their employment agreements. On April 10, 2001, members of our management team and Board of Directors were granted stock options totaling 450,000 shares. On May 4, 2001, two members of the Board of Directors were granted stock options for 250,000 shares of common stock. Through July 16, 2001, 499,300 stock options have been granted, at various options prices, to three consultants as compensation under their consulting agreements.

                 NUMBER OF OPTIONS           EXERCISE PRICE
               ---------------------       ------------------

                       250,000                  $0.071
                     1,198,475                  $0.885
                       391,300                  $0.960
                       108,000                  $1.120


LIMITATION OF LIABILITY; INDEMNIFICATION

      As permitted by the Nevada Revised Statutes, our Bylaws provide for the indemnification of our directors, officers, and employees or of any corporation in which any such person serves as a director, officer, or employee at our request, to the fullest extent allowed by the Nevada Revised Statutes, against expenses (including, without limitation, attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any action, suit, or proceeding) incurred by any such director, officer, or employee. The Nevada Revised Statutes currently provides that such liability may be so limited, except for: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes 78.300. As a result of this provision, our company and our stockholders may be unable to obtain monetary damages from such persons for breach of their duty of care. Although stockholders may continue to seek injunctive and other equitable relief for an alleged breach of fiduciary duty by such persons, stockholders may have no effective remedy against the challenged conduct if equitable remedies are unavailable.

      We provide director and officer liability insurance and pays all premiums and other costs associated with maintaining such insurance coverage. We have also entered into indemnification agreements with each director and officer.


REGISTRATION RIGHTS

      In April 1999, Mr. Wilson was granted certain registration rights, including demand and piggy-back registration rights. Mr. Wilson's demand registration rights may be exercised two times during each five-year period of his employment, and may exercise his piggy-back rights at any time we register shares. We will pay all costs associated with Mr. Wilson's exercise of such registration rights. The registration rights granted to Mr. Wilson remain in effect in the event his employment is terminated under the circumstances not involving specified "termination events," as described in his employment agreement.


TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Merit Transfer Company, 68 South Main Street, Suite 708, Salt Lake City, UT 84101, Telephone
(801) 531-7558.

                                     EXPERTS

      The consolidated financial statements of TSET and its subsidiaries as of June 30, 2000 have been included in the registration statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of TSET and its subsidiaries as of June 30, 1999 and 1998 have been included in the registration statement in reliance upon the report of Randy Simpson CPA, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered under this prospectus.

                              AVAILABLE INFORMATION

      For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

      Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----


TSET, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AT MARCH 31, 2001 (UNAUDITED)

     Consolidated Balance Sheet
            March 31, 2001...................................................F-2

     Consolidated Statements of Operations
            for the nine months ended March 31,2001 and 2000 ..............  F-3

     Consolidated Statements of Cash Flows
            for the nine months ended March 31,2001 and 2000 ..............  F-4

     Consolidated Statement of Shareholders Equity
            For the nine months ended March 31, 2001 ......................  F-5

Notes to Consolidated Financial Statements.................................  F-6

                           TSET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                     March 31,
                                                                        2001
                                                                    ------------
Assets

Current Assets
      Cash                                                          $   114,393
      Accounts receivable, net                                          113,436
      Inventories                                                       784,596
      Prepaid expenses                                                   29,770
                                                                    ------------
           Total Current Assets                                       1,042,195

Property and Equipment                                                  280,905
      Less: Accumulated Depreciation                                    (83,945)
                                                                    ------------
           Net Property and Equipment                                   196,960

Other Assets
      Intangibles, net                                                5,004,670
                                                                    ------------
           Total Other Assets                                         5,004,670
                                                                    ------------
Total Assets                                                        $ 6,243,825
                                                                    ============


Liabilities and Shareholders' Equity

Current Liabilities
      Accounts payable                                              $   438,207
      Accrued expenses                                                1,435,522
      Notes payable, current portion                                  1,059,924
                                                                    ------------
           Total Current Liabilities                                  2,933,653
                                                                    ------------
Long-Term Liabilities
      Notes payable                                                           -
                                                                    ------------
           Total Long-Term Liabilities                                        -
                                                                    ------------
Minority Interest                                                       568,617
                                                                    ------------
Shareholders' Equity
      Common stock, authorized 500,000,000 shares of $.001               33,265
           par value
      Capital in excess of par value                                 11,835,967
      Retained earnings (accumulated deficit)                        (9,127,678)
                                                                    ------------
           Total Shareholders' Equity (deficit)                       2,741,555
                                                                    ------------
Total Liabilities and Shareholders' Equity                          $ 6,243,825
                                                                    ============


        The accompanying notes are an integral part of these statements.

                           TSET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                For the Nine Months Ended
                                                         March 31,
                                                --------------------------
                                                    2001         2000
                                                ------------  ------------

Sales                                           $    592,570  $          -

Cost of sales                                        304,488             -
                                                ------------  ------------
Gross profit                                         288,082             -
                                                ------------  ------------
Operating expenses:
       Compensation and benefits                   1,253,747       662,500
       Marketing                                     270,626             -
       Research and development                      131,178             -
       Professional services                         562,700           803
       Amortization of intangibles                   424,831        23,730
       Other general & administrative                639,884         8,654
                                                ------------  ------------
 Total operating expense                           3,282,966       695,687
                                                ------------  ------------
 Income or (loss) from Operations                 (2,994,884)   (  695,687)

 Other Income / (Expense)                              5,054            58

 Interest Expense                                 (    8,279)            -

 Minority Interests                                  131,383             -
                                                ------------  ------------
 Net Income (loss) Before Taxes                 $ (2,866,726)   (  695,629)

 Provision for Income Taxes                                -             -
                                                ------------  ------------
 Net Income (loss)
   from continuing operations                   $ (2,866,726)   (  695,629)

 Discontinued Operations (Note 6):

   Income (Loss) from discontinued
     operations (less applicable
     income taxes of $0)                          (  450,772)   (   77,076)

   Loss on disposal of discontinued
     operations (less applicable
     income taxes of $0)                          (2,510,000)            -
                                                ------------  ------------
 Net Income (loss)                              $ (5,827,499) $ (  772,705)
                                                ============  ============

 Basic and Diluted Earnings (Loss)
   Per Share:
       Income from Continuing Operations        $      (0.09)        (0.03)
       Loss on Discontinued Operations                 (0.09)        (0.00)
                                                ------------  ------------
       Net Income (Loss)                        $      (0.18)        (0.03)
                                                ============  ============


 Weighted Average Shares Outstanding
       Basic                                      32,031,543    25,282,783
                                                ============  ============
       Diluted                                    32,031,543    25,282,783
                                                ============  ============

        The accompanying notes are an integral part of these statements.

                            TSET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                    For the Nine Months Ended
                                                            March 31,
                                                    -------------------------
                                                       2001         2000
                                                    -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net Income (loss) from continuing operations    (2,866,726)  $(  695,629)
    Adjustments to reconcile Net Income to net cash
       (used in) provided by operations:
       Depreciation and amortization                   445,355        25,530
       Minority Interests                           (  131,383)            -
       Provision for doubtful accounts                       -             -
       Common stock issued as compensation              83,954             -
    Change In:
       Inventories                                  (  239,649)            -
       Accounts receivable                          (    2,958)            -
       Prepaid expenses and other assets            (      493)            -
       Accounts Payable                                330,851             -
       Accrued Expenses and other liabilities          171,617       662,500
                                                    -----------  ------------
    Net cash (used in) provided by
              Continuing operations                 (2,209,432)   (    7,599)
              Discontinued operations               (  271,550)   (   13,692)
                                                    -----------  ------------
Net cash (used in) provided
              by Operating Activities               (2,480,982)   (   21,291)

CASH FLOWS FROM INVESTING ACTIVITIES:

       Purchases of property and equipment          (  115,209)            -
       Cash investment in subsidiaries                       -    (  286,567)
                                                    -----------  ------------
         Net cash (used in) provided
              by Investing Activities               (  115,209)   (  286,567)
                                                    -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Issuance of common stock                      2,138,885       399,275
       Minority Interest                               700,000             -
       Proceeds from short-term borrowings             267,011           341
       Repayments of short-term borrowings          (  498,262)            -
                                                    -----------  ------------
          Net cash (used in) provided
              by Financing Activities                2,607,634       399,616
                                                    -----------  ------------
NET (DECREASE) INCREASE IN CASH                         11,443        91,758

CASH

    Beginning of year                                  102,950           536
                                                    -----------  ------------
    End of year                                         114,393        92,294
                                                    ===========  ============
Supplemental disclosures of cash flow information
    Cash paid during the year for
       Interest                                        106,444         6,196
       Income taxes                                         --            --

Supplemental schedule of non-cash investing
   and financing activities:
    Purchase of patent rights                               --        50,000


        The accompanying notes are an integral part of these statements.

                                                    TSET, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                             FOR THE NINE MONTHS ENDED MARCH 31, 2001
                                                            (UNAUDITED)


                                                                                                      Retained        Total
                                                             Common Stock          Capital In         Earnings     Shareholders'
                                                        -----------------------    Excess of Par    (Accumulated      Equity
                                                          Shares         Amount        Value          Deficit)       (Deficit)
                                                        ----------     --------    -------------    ------------   -------------
BALANCE at June 30, 2000                                30,651,661       30,652        9,615,743     (3,300,179)       6,346,216

       Shares of restricted common stock
        issued on July 20, 2000 for cash                   161,538          161          188,839                         189,000
       Shares issued on August 3, 2000 as compensation       5,000            5            6,555                           6,560
       Shares issued in August 2000 to liquidate
        certain debt of Atomic Soccer USA, Ltd.            362,259          362          375,981                         376,343
       Shares of restricted common stock
        issued on September 30, 2000 for cash              832,000          832          831,168                         832,000
       Shares issued in September, 2000 to liquidate
         certain debt of TSET, Inc.                         42,800           43           42,757                          42,800
       Shares of restricted common stock
         issued on December 8, 2000 for cash               168,492          169           99,831                         100,000
       Shares of restricted common stock
         issued on December 27, 2000 for cash               39,091           39           22,301                          22,340
       Shares of restricted common stock
         issued on January 9, 2001 for cash                687,500          688          399,312                         400,000
       Shares of restricted common stock
         issued on January 12, 2001 for cash                56,000           56           34,944                          35,000
       Shares of restricted common stock
         issued on January 19, 2001 for cash                10,240           10            6,390                           6,400
       Shares of restricted common stock
         issued on January 19, 2001 as compensation
         for services rendered                              61,915           62           77,332                          77,394
       Shares of restricted common stock
         issued on March 23, 2001 for cash                 186,302          186          134,814                         135,000

       Net loss for the nine months ended March 31, 2001                                             (5,827,499)      (5,827,499)
                                                        ----------     --------    -------------    ------------   -------------

BALANCE at March 31, 2001                               33,264,798     $ 33,265    $  11,835,967    $(9,127,678)   $   2,741,554
                                                        ==========     ========    =============    ============   =============

                                 The accompanying notes are an integral part of these statements.

                           TSET, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - ACCOUNTING MATTERS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the information set forth therein have been included. Operating results for the nine-month period ended March 31, 2001 are not necessarily indicative of the results that may be experienced for the fiscal year ending June 30, 2001.

These financial statements are those of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

The accompanying financial statements should be read in conjunction with the TSET, Inc. Form 10K for the fiscal year ended June 30, 2000 filed on October 24, 2000, the TSET, Inc. Form 10Q for the quarter ended September 30, 2000 filed on November 20, 2000, the TSET, Inc. Form 10Q for the quarter ended December 31, 2000 filed on February 14, 2001, and the TSET, Inc. Form 10Q for the quarter ended March 31, 2001 filed on May 21, 2001.

Recent Accounting Pronouncements. On July 20, 2001, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period.

The Company expects to adopt these statements during the first quarter of fiscal 2003. Management is in the process of evaluating the requirements of SFAS No.
142. The final determination of the impact of these statements has not been completed.

NOTE 2 - INVENTORIES

     Inventories are valued at their lower of cost or market. The FIFO (first-in, first out) method is used to determine the cost of inventories. Inventories at March 31, 2001 by major classification, are as follows:


                                         March 31,
                                           2000
                                        ---------
   Raw materials                        $ 207,687
   Work in process                         22,529
   Finished goods                         533,886
   Freight in                              20,494
                                        ---------
                                        $ 784,596
                                        =========

NOTE 3 -- INCOME TAXES

     The composition of deferred tax assets and the related tax effects at March 31, 2001 are as follows:

                                              March 31,
                                                2001
                                             ----------
     Benefit from carryforward of net
        operating losses                     $1,681,633
     Other temporary differences                112,936
     Reserve for loss on sale
        of subsidiary                           853,400
     Less valuation allowance                (2,647,969)
                                             ----------
     Net deferred tax asset                  $        -
                                             ==========

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)

     The  difference   between  the  income  tax  benefit  in  the  accompanying
statements of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                            Nine Months Ended March 31,
                                   ---------------------------------------------

                                           2001                  2000
                                   ---------------------  ----------------------
                                                   % of                   % of
                                                 Pre-tax                Pre-tax
                                      Amount      Loss       Amount      Loss
                                   -----------  --------  -----------  ---------
Benefit for income tax at
  federal statutory rate           $1,981,350     34.0%   $  245,317     34.0%
Non-deductible expenses            (  242,043)   ( 4.2%)  (   12,641)   ( 1.8%)
Minority interest                      44,669      0.8%            -        -
Increase in valuation
  allowance                        (1,783,976)   (30.6%)  (  232,676)   (32.2%)
                                   ----------   -------   ----------   -------
Total                              $        -        0%   $        -        0%
                                   ==========   =======   ==========   =======



     The non-deductible expenses shown above related primarily to amortization of goodwill and to the accrual of restricted shares of common stock for compensation using different valuation methods for financial and tax reporting purposes.

     At March 31, 2001, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $4.9 million of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2011 and 2020 and could be subject to severe limitations if significant ownership changes occur in the Company. Of the $4.9 million of unused net operating losses noted above, approximately $1.1 million relates to losses incurred by the Company's subsidiaries, Atomic Soccer USA, Ltd. and EdgeAudio, Inc. In fiscal years prior to June 30, 2000, Atomic and EdgeAudio did not file their tax returns on a consolidated basis with the Company. Accordingly, the $1.1 million loss incurred by Atomic and EdgeAudio is further subject to separate limitations that restrict the ability of the Company to use such losses.


NOTE 4 - SEGMENTS OF BUSINESS

        The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates principally in three segments of business: The Kronos Air Technologies segment develops, manufactures and distributes air movement and purification devices utilizing the Kronos(TM) technology. The speaker segment manufactures and distributes home theater speakers and speaker systems. The sports apparel segment manufactures and distributes sports apparel to team organizations and retailers (see note 6 regarding the discontinuation of this segment). Although there are future plans for expansion into foreign markets, in the nine months ended March 31, 2001, the Company operated only in the U.S. The following tables provide a comparison of revenues, net profit, total assets, amortization expense and interest expense for the nine months ended March 31, 2001:

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)

                   Sports
                   Apparel       Kronos      Speaker      Other        Total
                  ----------  -----------  ----------  -----------  -----------
Revenue           $  714,464  $     5,000  $  587,570  $         -  $ 1,307,034
Interest expense  $   69,232  $         -  $    8,279  $         -  $    77,511
Amortization      $  203,107  $   203,523  $  194,801  $    26,507  $   627,938
Net loss          $ (450,772) $(1,110,968) $ (851,715) $(3,414,043) $(5,827,499)

Total assets      $3,135,537  $ 2,531,611  $2,739,283  $(2,162,606) $ 6,243,825


     Segment information has not been provided for prior years as neither the Kronos or speaker segments had commenced operations.


NOTE 5 - EARNINGS PER SHARE

     Basic (loss) earnings per share is computed using the weighted average number of shares both authorized to be issued and issued and outstanding. Diluted (loss) earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock. As of March 31, 2001, there were no outstanding options to purchase TSET, Inc. common stock.


NOTE 6 - DISCONTINUED OPERATIONS

      In early January 2001, management committed to a formal plan of action to sell or otherwise dispose of its sports apparel segment, Atomic Soccer USA, Ltd. Agreement was reached with a buyer group, that included current and former Atomic Soccer management, to sell them the outstanding shares of common stock of Atomic Soccer USA, Ltd. The transaction was effective on April 11, 2001 (see
Note 7). Accordingly, a reserve for the anticipated loss on this transaction of $2.51 million or $.08 per share was recorded in the quarter ended March 31, 2001.

     The Company's unaudited consolidated financial statements for all periods have been reclassified to report separately results of operations and operating cash flows from continuing operations and the discontinued sports apparel operation. Atomic Soccer's net assets at March 31, 2001 and Atomic Soccer's operating results for the nine-months ended March 31, 2001 and 2000 are as follows:

                            Atomic Soccer Net Assets:

                                                     March 31,
                                                       2001
                                                  --------------


 Current Assets                                        $663,940
 Net Property and Equipment                              56,877
 Goodwill                                             2,414,720
 Current Liabilities                                 (  935,819)
 Notes payable                                                -
                                                  -------------
 Net Assets                                          $2,199,718
                                                  =============

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)

                        Atomic Soccer Operating Results:

                                         For the Nine Months Ended
                                                  March 31,
                                         --------------------------
                                                2001         2000(1)
                                         ------------  ------------

 Sales                                   $    714,464  $     72,568
 Cost of sales                             (  512,282)   (   76,459)
 Depreciation and amortization             (  215,399)   (   16,297)
 General and Administrative                (  369,058)   (   47,908)
                                         ------------  ------------
                                           (  394,567)   (   68,094)
 Other Income                                     735             -
 Interest expense                          (   69,232)   (    8,982)
                                         ------------  ------------
 Income (Loss) before income taxes         (  450,772)   (   77,076)
 Income taxes                                       -             -
                                         ------------  ------------
 Loss from discontinued operations       $ (  450,772) $ (   77,076)
                                         ============  ============

      (1) - Atomic Soccer was acquired on March 13, 2000.

NOTE 7 - SUBSEQUENT EVENTS

     Pursuant to a Letter Agreement dated as of April 11, 2001 (the "Letter Agreement"), the Company transferred ownership of 100% of the issued and outstanding shares of common stock of Atomic Soccer to a new ownership group comprised primarily of Atomic Soccer's current and former management (see note
6). The Letter Agreement contains, among other things, a complete release of the Company from any and all liabilities and obligations to Atomic Soccer and its former stockholders. The shares of Atomic Soccer owned by the Company were transferred in exchange for cash consideration of $1,000.00 and a profits participation interest equal to 15% of Atomic Soccer's "adjusted profits" (as defined in the Letter Agreement) for seven years in which Atomic Soccer's profits are $50,000.00 or greater. In addition, and without prejudice to or diminution of its rights thereto, the Company may elect to defer to a future year receipt of the Profits Participation Interest in any year in which Atomic Soccer's adjusted profits do not exceed $100,000.

      In April 2001, the Company entered into agreements with employees, consultants and directors for the grant of stock options to purchase shares of the Company's common stock. The Company does not have a formal stock option plan. All stock option grants are exercisable at the fair market value of the shares on the date of grant, except for those options granted to the consultants. The exercise price in the consulting agreements is fixed and in excess of the fair market value on the date of grants. On April 10, Messrs. Jeffrey D. Wilson and Richard A. Papworth were granted options to acquire
748,475 shares of common stock in consideration for their forfeiture of the anti-dilution clauses in their management agreements. On April 10, 2001, members of the Company's management team and Board of Directors were granted stock options totaling 450,000 shares. On May 4, 2001, two members of the Board of Directors were granted stock options for 250,000 shares of common stock. Through June 15, 2001, 438,100 stock options have been granted, at various options prices, to three consultants as compensation under their consulting agreements.

     On May 4, 2001, Kronos Air Technologies delivered Kronos devises to Bath Iron Works, a division of General Dynamics, for installation in the crew quarters of a US Navy Aegis class destroyer. The $90,000 contract was recognized as revenue upon delivery in May, 2001.

          On June 19, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $12,500 of our common stock or an aggregate of $10.0 million. The $10.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to the then current market price of the common stock without any fixed discount to the market price.

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
       FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)



      On July 7, 2001, our Company entered into a mutual release and settlement agreement with & Price Ltd. and Alex D. Saenz (the "Settlement Agreement"), pursuant to which our Company, Foster & Price Ltd. and Mr. Saenz mutually and fully released each other from all related claims and counterclaims and agreed to the dismissal of the litigation initiated by our Company against Foster & Price Ltd. on January 13, 2000. The Settlement Agreement does not contain any admission of liability or fault by any party. The parties also agreed, among other things, to not institute any future litigation relating to the term sheet of the previous relationship. As settlement consideration, our Company has agreed to deliver to Foster & Price Ltd. and Mr. Saenz, collectively, a total of 375,000 shares of our common stock. Such shares are included for registration in this prospectus; however, Foster & Price Ltd. and Mr. Saenz have agreed that, following such registration, in no case shall they sell on any given trading day more than 5,000 shares, or more than 12,500 shares in any consecutive five-day trading period, or more than 50,000 shares in any 30-day consecutive trading period. Foster & Price Ltd. and Mr. Saenz have agreed to certain confidential provisions and to indemnify our Company against claims arising out of any dispute between Foster & Price Ltd. and Mr. Saenz relating to any allocation of shares between them as well as claims brought by persons who are not parties to the Settlement Agreement.

      In July 2001, the Company reorganized to prioritize and focus management and financial resources on Kronos Air Technologies. As a result, the Company is investing only limited corporate management and financial resources in EdgeAudio. Accordingly, the Company is in the process of determining whether its investment in EdgeAudio is impaired. At March 31, 2001, the Company's investment in EdgeAudio was $2,739,283, which included $2,359,250 of goodwill. The results of this analysis could have a material impact on the Company's financial position and results of operations.

NOTE 8 - MINORITY INTEREST

     On September 12, 2000, EdgeAudio sold twenty-five thousand (25,000) shares of newly-authorized convertible preferred stock equal to twenty percent (20%) of the total outstanding shares of EdgeAudio (the "Preferred Shares") to a private investor for $500,000 cash and a 90-day note for $200,000. The Company and the investor also entered into a Shareholders Agreement which provides, among other things, for rights of first refusal between the Company and the investor in connection with any proposed transfer of the EdgeAudio common shares owned by the Company or the Preferred Shares owned by the investor. EdgeAudio's articles of incorporation were also amended to provide that the Preferred Shares be entitled to, among other things, certain dividend and liquidation preferences, conversion rights, and voting power such that the Preferred Shares will represent voting control of EdgeAudio; however, the Company retains the right to veto a certain class of transactions. Registration rights were also granted with respect to the Preferred Shares. Certain provisions of the Agreement and Plan of Reorganization, dated as of May 4, 2000, pursuant to which the Company acquired sole ownership of EdgeAudio, were also amended to, among other things, reflect changes in executive management, composition of EdgeAudio's board of directors, and vesting authority in EdgeAudio's board of directors for certain actions that previously were subject to the Company's control or consent. The Company's ownership of EdgeAudio and the minority interest are accounted for based on the equity method of accounting.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

TSET, INC. AND SUBSIDIARIES


CONSOLIDATED FINANCIAL STATEMENTS AT JUNE 30,2000

Report of Independent Certified Public Accountants........................  F-13

Independent Auditors report...............................................  F-14

     Consolidated Balance Sheets
            June 30, 2000 and 1999........................................  F-15

     Consolidated Statements of Operations for the years ended
            June 30, 2000, 1999 and 1998..................................  F-16

     Consolidated Statements of Cash Flows for the years ended
            June 30, 2000, 1999 and 1998..................................  F-17

     Consolidated Statements of Shareholder Equity for the years ended
            June 30, 2000, 1999 and 1998..................................  F-18

Notes to Consolidated Financial Statements................................  F-19

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors and Shareholders
TSET, Inc.

We have audited the accompanying consolidated balance sheet of TSET, Inc. and its subsidiaries as of June 30, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TSET, Inc. and its subsidiaries as of June 30, 2000, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $2,857,659 during the year ended June 30, 2000, and, as of that date, the Company's current liabilities exceeded its current assets by $1,734,618. These factors, among others, as discussed in Note 3 to financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Portland, Oregon
October 18, 2000, except note 14,
as to which the date is July 6, 2001

                          INDEPENDENT AUDITORS' REPORT

To the Board of directors and Stockholders of TSET, Inc.

     We have audited the balance sheet of TSET, Inc. (formerly Technology Selection, Inc.) as of June 30, 1999 and the related statements of operations, changes in shareholders' equity and cashflows for the two years ending June 30, 1999 and 1998. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of TSET, Inc. (formerly Technical Selection, Inc.) as of June 30, 1999 and the results of operations and its cashflows for the two years ending June 30, 1999 and 1998 in conformity with generally accepted accounting principles.


/s/ Randy Simpson C.P.A., P.C.

March 17, 2000
Salt Lake City, Utah

                                   TSET, INC. AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS



                                                                As of June 30,
                                                        ---------------------------------------
                                                            2000                         1999
                                                        ------------                 -----------
 Assets

 Current Assets:
       Cash                                             $    102,949                 $      536
       Accounts receivable, net                              130,654                          -
       Inventories                                           623,991                          -
       Prepaid expenses                                       36,505                      2,500
                                                        ------------                 -----------
           Total Current Assets                              894,099                      3,036
                                                        ------------                 -----------
 Property and Equipment:                                     165,696                          -
       Less: Accumulated Depreciation                        (51,129)                         -
                                                        ------------                 -----------
           Net Property and Equipment                        114,567                          -
                                                        ------------                 -----------
 Other Assets:
       Intangibles                                         8,142,609                          -
                                                        ------------                 -----------
           Total Other Assets                              8,142,609                          -
                                                        ------------                 -----------
 Total Assets                                           $  9,151,275                 $    3,036
                                                        ============                 ===========


 Liabilities and Shareholders' Equity

 Current Liabilities
       Accounts payable                                 $    225,521                 $        -
       Accrued expenses                                    1,288,364                     30,150
       Notes payable, current portion                      1,114,832                     49,691
                                                        ------------                 -----------
           Total Current Liabilities                       2,628,717                     79,841
                                                        ------------                 -----------
 Long-Term Liabilities
       Notes payable                                         176,342                          -
                                                        ------------                 -----------
           Total Long-Term Liabilities                       176,342                          -
                                                        ------------                 -----------
 Shareholders' Equity
       Common stock, authorized 500,000,000 shares
          of $.001 par value                                  30,652                     24,997
       Capital in excess of par value                      9,615,743                    340,718
       Retained earnings (accumulated deficit)            (3,300,179)                  (442,520)
                                                        ------------                 -----------
           Total Shareholders' Equity (deficit)            6,346,216                    (76,805)
                                                        ------------                 -----------
 Total Liabilities and Shareholders' Equity             $  9,151,275                 $    3,036
                                                        ============                 ===========

        The accompanying notes are an integral part of these statements.

                                              TSET, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                        Year ended June 30,
                                                                2000                 1999                   1998
                                                            -------------       -------------          -------------
 Sales                                                      $     13,182        $         -            $         -

 Cost of sales                                                     7,820                  -                      -
                                                            -------------       -------------          -------------
 Gross Margin                                                      5,362                  -                      -
                                                            -------------       -------------          -------------
 Selling, General and Administrative expenses:
       Compensation and benefits                               1,413,146            343,150                  5,000
       In process technology                                     633,229                  -                      -
       Amortization of intangibles                               139,634                  -                      -
       Other selling, general & administrative expenses          322,504              8,796                 12,978
                                                            -------------       -------------          -------------
 Total Selling, General and Administrative expenses            2,508,513            351,946                 17,978
                                                            -------------       -------------          -------------
 Income or (loss) from Operations                             (2,503,151)          (351,946)               (17,978)

 Other Income / (Expense)                                          2,898                272                    146

 Interest Expense                                                      -                  -                      -
                                                            -------------       -------------          -------------
 Net Income (loss) Before Taxes                             $ (2,500,253)       $  (351,674)           $   (17,832)

 Provision for Income Taxes                                            -                  -                      -
                                                            -------------       -------------          -------------
 Net Income (loss) from
    Continuing Operations                                   $ (2,500,253)       $  (351,674)           $   (17,832)

 Discontinued Operations (Note 14):

 Net Income (Loss) from discontinued
     operations (less applicable taxes of $0)                 (  357,406)                 -                      -

 Loss from disposal of discontinued
     operations (less applicable taxes of $0)                          -                  -                      -
                                                            -------------       -------------          -------------
 Net income (loss)                                          $ (2,857,659)       $ ( 351,674)           $ (  17,832)
                                                            =============       =============          =============

 Basic and Diluted Earnings (Loss) Per Share:
 Loss from continuing operations                            $      (0.10)       $     (0.01)           $     (0.00)
 Loss from discontinued operations                                 (0.01)             (0.00)                 (0.00)
                                                            -------------       -------------          -------------
 Net income (loss)                                          $      (0.11)       $     (0.01)           $     (0.00)
                                                            =============       =============          =============

 Weighted Average Shares Outstanding                          25,820,688         25,119,571             17,832,000
                                                            =============       =============          =============


The accompanying notes are an integral part of these statements.

                                              TSET, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Year Ended June 30,
                                                                        ----------------------------------------------
                                                                                2000             1999             1998
                                                                        ------------     ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net Income (loss)                                                  $(2,857,659)       $(351,674)       $ (17,832)
     Adjustments to reconcile Net Income to net cash
        (used in) provided by operations:
        Depreciation and amortization                                       242,469            1,000            1,000
        Unrealized loss on patent technology                                 50,000                -                -
        In-process technology                                               633,229                -                -
        Provision for doubtful accounts                                      75,645                -                -
        Common stock issued as compensation                                  50,000          310,000                -
     Change In:
        Inventories                                                        (168,550)               -                -
        Accounts receivable                                                    (299)               -                -
        Prepaid expenses and other assets                                   (13,523)               -                -
        Accounts Payable                                                     22,059                -                -
        Accrued Expenses and other liabilities                            1,201,000           30,150                -
                                                                        ------------     ------------      -----------
           Net cash (used in) provided by Operating Activities             (765,630)         (10,524)         (16,832)
                                                                        ------------     ------------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of cash accounts of subsidiaries                           (4,030)               -                -
        Purchases of property and equipment                                 (36,994)               -                -
        Pre-acquisition investment in subsidiaries                         (225,125)               -                -
                                                                        ------------     ------------      -----------
           Net cash (used in) provided by Investing Activities             (266,149)               -                -
                                                                        ------------     ------------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Issuance of common stock                                          1,124,125                -                -
        Proceeds from short-term borrowings                                  50,491            7,297           19,619
        Repayments of short-term borrowings                                 (40,424)               -                -
        Proceeds from notes payable                                               -                -                -
                                                                        ------------     ------------      -----------
           Net cash (used in) provided by Financing Activities            1,134,192            7,297           19,619
                                                                        ------------     ------------      -----------
NET (DECREASE) INCREASE IN CASH                                             102,413           (3,227)           2,787

CASH

     Beginning of year                                                          536            3,763              976
                                                                        ------------     ------------      -----------
     End of year                                                            102,949              536            3,763
                                                                        ============     ============      ===========
Supplemental disclosures of cash flow information
     Cash paid during the year for
        Interest                                                        $    44,658                -                -
        Income taxes                                                              -                -                -
Supplemental schedule of non-cash investing and financing activities:


     The Company purchased all of the outstanding stock of its subsidiaries and other technology with shares of its own common stock. The total purchase price of $8,106,555 was allocated to assets acquired and liabilities assumed as follows:




          Fair value of tangible assets                   $  771,102
          Marketing intangibles                              587,711
          In-process research and development                633,229
          Patent technology                                2,125,935
          Goodwill                                         5,708,867
          Liabilities assumed                             (1,720,289)
                                                          -----------
                                                          $8,106,555
                                                          ===========


The accompanying notes are an integral part of these statements.

                                              TSET, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                   FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998

                                                         Common Stock

                                                                                                 Retained            Total
                                                                                Capital In       Earnings        Shareholders'
                                                                               Excess of Par   (Accumulated         Equity
                                                        Shares        Amount       Value         Deficit)          (Deficit)
X                                                     ----------    --------- --------------- --------------    --------------
BALANCE at June 30, 1997                              23,976,730    $ 23,976      $   31,743     $   (73,014)   $   (17,295)

       Net loss for the year ended June 30, 1998                                                     (17,832)       (17,832)
                                                      ----------    --------      ----------     ------------   ------------
BALANCE at June 30, 1998                              23,976,730      23,976          31,743         (90,846)       (35,127)

       Shares of restricted common stock
       issued to Pangaea Group, LLC per CEO
       management agreement                            1,000,000       1,000         299,000                        300,000

       Shares of restricted common
       stock issued for services rendered                 25,000          25           9,975                         10,000

       Shares certificate cancelled                       (4,000)         (4)                                            (4)

       Net loss for the year ended June 30, 1999                                                    (351,674)      (351,674)
                                                      ----------    --------      ----------     ------------   ------------

BALANCE at June 30, 1999                              24,997,730      24,997         340,718        (442,520)       (76,805)

       Shares reissued from prior year cancellation        4,000           4                                              4

       Shares issued on August 31, 1999 to
       acquire the patents and technology
       of the utility meter                              100,000         100          49,900                         50,000

       Shares issued on March 14, 2000 to
       acquire Atomic Soccer USA, Ltd                  1,037,555       1,038       1,805,212                      1,806,250

       Shares issued on March 14, 2000 to
       acquire Kronos Air Technologies, Inc.           2,250,000       2,250       3,344,625                      3,346,875

       Shares issued on for May 9, 2000 to
       acquire EdgeAudio.com, Inc.                     1,298,701       1,299       2,548,701                      2,550,000

       Shares issued on May 9, 2000 to
       acquire Cancer Detection International Inc.       180,000         180         353,250                        353,430

       Shares issued on May 19, 2000 as compensation      14,815          15          49,985                         50,000

       Shares of restricted common
       stock issued on June 30, 2000 for cash            768,860         769       1,123,352                      1,124,121

       Net loss for the year ended June 30, 2000                                                  (2,857,659)    (2,857,659)
                                                      ----------    --------      ----------     ------------   ------------
BALANCE at June 30, 2000                              30,651,661    $ 30,652      $9,615,743     $(3,300,179)   $ 6,346,216
                                                      ==========    ========      ==========     ============   ============


                           The accompanying notes are an integral part of these statements.

                           TSET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

   TSET, Inc. (formerly, Technology Selection, Inc.), is a Nevada corporation and was originally organized on September 17, 1980 as Penguin Petroleum, Inc. ("PPI") under the laws of the State of Utah. Stockholders approved a name change of the corporation on October 6, 1982 to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation ("TSI"). TSI's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996 under the symbol "TSET." On November 19, 1998, TSI changed its name to TSET.

   The Company had been seeking select business opportunities globally among a wide range of prospects. Over the past two years the Company made several investments, including Kronos Air Technologies, Inc. and EdgeAudio, Inc. After further evaluation of these investments, the Company believes its investment in Kronos Air Technologies, Inc. represents the single biggest opportunity for the Company. As a result, the Company has prioritized its management and financial resources to fully capitalize on this investment opportunity. The Company believes that focusing on Kronos Air Technologies will create the most shareholder value.

   In March 2000, the Company purchased Atomic Soccer USA, Ltd. (Atomic), a sports apparel manufacturer and distributor. Atomic Soccer was sold on April 11, 2001 (See note 14). In March 2000, the Company also acquired Kronos Air Technologies, Inc. (Kronos) which is developing applications for its patent pending air movement and purification process. In May 2000, the Company purchased EdgeAudio.com, Inc. (EdgeAudio), a manufacturer and distributor of home theater speaker systems incorporating licensed DiAural(R) crossover circuitry. In May 2000, the Company also purchased Cancer Detection International (CDI) which performs state-of-the-art blood laboratory analysis for the very early detection of cancer.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method. The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 fiscal year end.

Principles of Consolidation. The consolidated financial statements of the Company include those of the Company for the entire fiscal year and of each of its wholly-owned subsidiaries for the period subsequent to acquisition by the Company. The wholly-owned subsidiaries are Atomic Soccer USA, Ltd., Kronos Air Technologies, Inc., EdgeAudio.com, Inc., and Cancer Detection International. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Concentrations of Credit Risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade and other receivable. The Company manages its exposure to risk through ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts for potential losses and does not believe it is exposed to concentrations of credit risk that are likely to have a material adverse impact on the Company's financial position or results of operations.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments, with an original maturity of three months or less when purchased, to be cash equivalents.

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Accounts Receivable. The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts. Accounts receivable are shown net of a $33,537 allowance for doubtful accounts at June 30, 2000.

Inventories. Inventories consist of finished goods held for sale which are stated at the lower of cost or market, with cost determined on a first-in, first out basis and market based on the lower of replacement cost or realizable value.

Property and Equipment. Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Intangibles. Intangible assets include goodwill, marketing intangibles and patent technology which are being amortized over 10 years. Patent technology represents acquired patents which are being further developed to achieve commercial viability and generate revenue. The carrying value of intangibles are reviewed whenever circumstances occur that indicate the carrying values may not be recoverable. Total accumulated amortization related to these intangible assets is $229,904 at June 30, 2000 ($139,634 for continuing operations and $90,270 for discontinued operations).

Income Taxes. Income taxes are accounted for in accordance with the provisions of SFAS No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Research and Development Expenses. Costs related to research and development are charged to research and development expense as incurred.

Earnings Per Share. Basic (loss) earnings per share is computed using the weighted average number of shares outstanding. Diluted (loss) earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock. Per share amounts disclosed in these Consolidated Financial Statements are not shown on a dilutive basis but rather on a basic basis as there are no stock options outstanding.

Revenue Recognition. Revenue from product sales is recognized upon shipment. Sales are reported net of applicable cash discounts and allowances for returns.

Recent Accounting Pronouncements. In 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, which is effective for 2000. SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. For derivatives that are hedges, changes in the fair value of derivatives will be offset by the changes in the fair value of the hedged assets, liabilities or firm commitments. The new standard, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. The Company believes the impact of adopting this standard will not be material to results of operations or equity.

NOTE 3 - REALIZATION OF ASSETS

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current year ended June 30, 2000. In addition, the Company has used, rather than provided cash in its operations. The Company is currently using its resources to raise capital necessary to complete research and development work, and to provide the working capital needs of itself and its subsidiaries.

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



     In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Management has taken the following steps with respect to its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence:

     1. On May 5, 2000 the Company initiated a private placement to raise $5.0 million to $20.0 million. On August 31, 2000, the offering was extended for an additional 90 days to November 29, 2000. The proceeds of this Offering will be applied, among other things, to (a) funding financial obligations to the Subsidiaries and increasing shareholder value by seeking out and participating in additional investment and acquisition opportunities which satisfy the Company's acquisition criteria, and (b) recruiting and hiring additional executive management, management and employee compensation, administrative expenses, engagement of third party professionals to assist in various aspects of the Company's financial and financial reporting, legal, securities law compliance, and corporate activities and investment and acquisition transactions, procurement of necessary policies of insurance (including key person and director and officer liability coverage), establishment and implementation of management and employee stock option, incentive, and benefits plans, and satisfying applicable requirements for a NASDAQ Large Capital National Market Listing. To date no funds have been accepted by the Company for this private placement. This PPM has been subsequently withdrawn.

     2. The Company is attempting to restructure accounts and notes payable of Atomic and have commitments to convert approximately $376,343 of such payable into approximately 362,259 shares of common stock of the Company.

     3. The Company brought in an investor to provide $700,000 of working capital for EdgeAudio via issuance of 25,000 shares of a newly authorized class of EdgeAudio preferred stock.

     4. Subsequent to June 30, 2000, the Company has raised additional capital of $820,000 through issuance of the Company's Common Stock to provide short-term funding of working capital. (See note 18)


NOTE 4 - BUSINESS COMBINATIONS

        On March 13, 2000, the Company acquired Kronos Air Technologies, Inc. (a development stage company), a Nevada corporation ("Kronos"). Kronos is a research and development company having headquarters in Redmond, Washington. Kronos owns all of the intellectual property rights, including certain patents pending, for a technology known as "Kronos(TM)" (formerly named the "electron wind generator"). The consideration for the acquisition was 2,250,000 shares of the Company's common stock. The Company acquired all of the issued and outstanding shares of Kronos. The transaction was accounted for using the purchase method of accounting, accordingly, the results of operations from March 13, 2000 are included in the consolidated statement of operations. The total purchase price of $3.3 million was determined based upon the market value of stock issued which incorporates the restrictions on the transferability of the shares and was allocated to the net assets acquired based on their fair market values at the date of acquisition. Of the purchase price, $600,000 was

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

allocated to in-process technology which had not reached technological feasibility which the Company expensed as of the acquisition date. The remainder of the purchase price was allocated to purchased technology ($2.1 million) and identifiable intangibles ($600,000), which are being amortized on a straight line basis over 10 years.

   On March 6, 2000, the Company acquired of all of the issued and outstanding shares of Atomic Soccer USA, Ltd. ("Atomic"), a Wisconsin corporation (See note
14). Atomic, with headquarters in Madison, Wisconsin, makes and distributes soccer uniforms under the "Atomic" label, and basketball, volleyball, lacrosse, and hockey uniforms under the "BAHR" label. The consideration for the acquisition was 1,000,000 shares of TSET common stock. The transaction was accounted for using the purchase method of accounting, accordingly, the results of operations from March 6, 2000 are included in the consolidated statement of operations. The total purchase price of $1.8 million was determined based upon the adjusted market value of stock issued which incorporates the restrictions on the transferability of the shares and was allocated to the net assets acquired based on their fair market values at the date of acquisition. The fair value of the tangible assets acquired and liabilities assumed were $700,000 and $1.6 million, respectively. The remainder of the purchase price was allocated to goodwill ($2.7 million) which is being amortized on a straight line basis over ten years.

   On May 4, 2000, the Company acquired EdgeAudio.com, Inc. (a development stage company), an Oregon corporation ("EdgeAudio"), having its principal offices in Lake Oswego, Oregon and its research and development group located in Ogden, Utah. EdgeAudio manufactures and sells home theater speaker systems (collectively, the "Speaker Systems"). Sales of the Speaker Systems and certain accessories are made directly to consumers via the Internet. The Company acquired all of EdgeAudio's issued and outstanding shares in exchange for 1,298,701 shares of the Company's common stock. The transaction was accounted for using the purchase method of accounting, accordingly, the results of operations from May 5, 2000 are included in the consolidated statement of operations. The total purchase price of $2.6 million was determined based upon the adjusted market value of stock issued which incorporates the restrictions on the transferability of the shares and was allocated to the net assets acquired based on their fair market values at the date of acquisition. At the time this acquisition was completed, the purchase price was allocated to goodwill ($2.6 million) which is being amortized on a straight line basis over ten years.

   On May 4, 2000, the Company acquired 100% ownership of Cancer Detection International ("CDI"), in exchange for 180,000 shares of the Company's common stock. CDI engages in the business of performing state-of-the-art blood laboratory analysis for the very early detection of cancer. CDI utilizes specialized processing and handling of blood serums to be laboratory assayed in order to identify the presence and the level of anti-malignin antibodies in the patient. The blood analysis utilized by CDI has recently been approved by the FDA and is covered by Medicare and most other insurances. The transaction was accounted for using the purchase method of accounting, accordingly, the results of operations from May 5, 2000 are included in the consolidated statement of operations. The total purchase price of $353,000 was determined based upon the adjusted market value of stock issued which incorporates the restrictions on the transferability of the shares and was allocated to the net assets acquired based on their fair market values at the date of acquisition. Since CDI is a development stage company, the purchase price was allocated to goodwill ($353,000) which is being amortized on a straight line basis over ten years. As of June 30, 2000 CDI had not yet begun commercial operations. The Company has no current plans to exploit this business opportunity.

   The following table reflects the unaudited proforma combined results of operations of the Company, Kronos, Atomic, EdgeAudio and CDI as if the acquisitions had taken place at the beginning of the fiscal year for each of the periods presented, excluding the effects of the one time charge of in-process technology:

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                       June 30,   June 30,   June 30,
In thousands, except per share data       2000       1999       1998
                                        -------    -------    -------

Revenue                                 $   960    $   730    $   192
                                        =======    =======    =======
Net Income (loss)                       $(3,284)   $(1,434)   $(1,079)
                                        =======    =======    =======
Basic earnings (loss) per share         $( 0.13)   $( 0.06)   $( 0.06)
                                        =======    =======    =======
Number of shares used in computing
     basic earnings per share            25,821     25,120     17,832
                                        =======    =======    =======


     In management's opinion, the unaudited pro forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated at the beginning of the respective years under the management of the Company.


NOTE 5 - INVENTORIES

     Inventories are valued at their lower of cost or market. The FIFO (first-in, first out) method is used to determine the cost of inventories. Inventories at June 30, by major classification, are as follows:


                                           2000            1999
                                        ---------        ---------
   Raw materials                        $ 203,921        $       -
   Work in process                         22,228                -
   Finished goods                         362,222                -
   Freight in                              35,620                -
                                        ---------        ---------
                                        $ 623,991        $       -
                                        =========        =========

NOTE 6 - PROPERTY AND EQUIPMENT

     Property and equipment at June 30 consists of the following:


                                               2000          1999
                                             ---------     ---------
   Leasehold improvements                    $   2,212     $       -
   Office furniture and fixtures                48,094             -
   Machinery and equipment                     115,390             -
                                             ---------     ---------
                                               165,696             -
   Less accumulated depreciation              ( 51,129)            -
                                             ---------     ---------
   Net property and equipment                $ 114,567     $       -
                                             =========     =========



     Depreciation expense for the years ended June 30, 2000 and 1999 was $10,095 and $0, respectively.

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 7 - INTANGIBLES

     Intangible assets at June 30 consists of the following:

                                        2000              1999
                                     -----------       -----------
    Patent technology                $ 2,125,935       $         -
    Marketing intangibles                587,711                 -
    Goodwill                           5,658,867                 -
                                     -----------       -----------
                                       8,372,513                 -
    Less accumulated amortization       (229,904)                -
                                     -----------       -----------
    Net intangibles                  $ 8,142,609       $         -
                                     ===========       ===========



     Amortization expense for the years ended June 30, 2000 and 1999 was $229,904 and $0, respectively.

NOTE 8 - ACCRUED EXPENSES

     A accrued expenses at June 30 consists of the following:


                                            2000            1999
                                         ----------       --------
   Accrued cash compensation             $   82,654       $ 30,150
   Accrued stock compensation               892,476              -
   Deferred compensation                    180,000              -
   Accrued interest                          57,785              -
   Accrued professional services             75,000              -
   Other accrual                                450              -
                                         ----------       --------
                                         $1,288,365       $ 30,150
                                         ==========       ========


NOTE 9 - NOTES PAYABLE

     Notes payable at June 30 consists of the following:

                                                2000             1999
                                             ----------       ----------
   Notes to banks (Atomic)                   $  460,000       $        -
   Notes to individuals                         350,491                -
   Notes to corporations                         65,183           49,692
   Current portion, long-term debt              239,158                -
                                             ----------       ----------
                                             $1,114,832       $   49,692
                                             ==========       ==========


     Atomic has available a $500,000 line of credit with a bank, which matures March 31, 2001 and is collateralized by accounts receivable, inventory, and personal guarantees of the officers of Atomic. Interest on the unpaid balance accrues at the rate of prime plus 1.0% (10.5%) and is payable monthly. The amount outstanding was $460,000 on June 30, 2000. The line of credit agreement contains financial covenants including covenants relating to restrictions on dividends, mergers, acquisitions, and sales of assets. Atomic was in compliance with these covenants at June 30, 2000.

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 10 - LEASES

     The Company has entered into noncancelable operating leases for facilities. Rental expense was approximately $12,000 and $0 for years ended June 30, 2000 and 1999, respectively. Future minimum lease payments under these operating leases for the years ending June 30 are as follows:


Year Ended
  June 30           Redmond, Wa  Madison, WI  Tigard, OR    Total
----------          -----------  -----------  ----------  ----------
   2001             $    47,028  $    12,720  $   13,225  $   72,973
   2002                  42,670       12,720      13,800      69,190
   2003                  36,633        6,360      13,800      56,793
   Thereafter                 -            -           -           -
                    -----------  -----------  ----------  ----------
   Total            $   126,331  $    31,800  $   40,825  $  198,956
                    ===========  ===========  ==========  ==========


NOTE 11 - LONG-TERM DEBT

     Long-term debt consists of the following:


                                                 2000         1999
                                               ---------   ---------
   Notes related to Atomic stock repurchase    $ 415,500   $       -
   Current portion                              (239,158)          -
                                               ---------   ---------
   Noncurrent portion                          $ 176,342   $       -
                                               =========   =========



     Future payments of the debt outstanding for the years ended June 30 are as follows:

          2002                                $  136,514
          2003                                    39,828
                                              ----------
          Total                               $  176,342
                                              ==========

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)

NOTE 12 -- INCOME TAXES

     The composition of deferred tax assets and the related tax effects at June 30, 2000, 1999 and 1998 are as follows:

                                                              1999
                                                2000       (Restated)
                                             ----------    ----------
     Benefit from carryforward of net
        operating losses                     $  783,073    $   26,541
     Other temporary differences                 80,920        10,200
     Less valuation allowance                  (863,993)      (36,741)
                                             ----------    ----------
     Net deferred tax asset                  $        -    $        -
                                             ==========    ==========

     The  difference   between  the  income  tax  benefit  in  the  accompanying
statements of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                                     June 30,
                                   ---------------------------------------------

                                           2000                  1999
                                   ---------------------  ----------------------
                                                   % of                   % of
                                                 Pre-tax                Pre-tax
                                      Amount      Loss       Amount      Loss
                                   -----------  --------  -----------  ---------
Benefit for income tax at
  federal statutory rate           $  971,604     34.0%   $  119,569     34.0%
Non-deductible expenses              (537,407)   (18.8%)    (102,000)   (29.0%)
Acquired NOL and other                393,055     13.8%            -        -
Increase in valuation
  allowance                          (827,252)   (29.0%)     (17,569)    (5.0%)
                                   ----------   -------   ----------   -------
Total                              $        -        0%   $        -        0%
                                   ==========   =======   ==========   =======


     The non-deductible expenses shown above related primarily to accrued and deferred compensation and to the accrual of restricted shares of common stock for compensation using different valuation methods for financial and tax reporting purposes.

     At June 30, 2000, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $2.3 million of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2011 and 2020 and could be subject to severe limitations if significant ownership changes occur in the Company. Of the $2.3 million of unused net operating losses noted above, approximately $1.1 million relates to losses incurred by the Company's subsidiaries, Atomic and EdgeAudio. In fiscal years prior to June 30, 2000, Atomic and EdgeAudio did not file their tax returns on a consolidated basis with the Company. Accordingly, the $1.1 million loss incurred by Atomic and EdgeAudio is further subject to separate limitations that restrict the ability of the Company to use such losses.


NOTE 13 -- PURCHASED IN PROCESS RESEARCH AND DEVELOPMENT

     Purchased in process research and development (IPR&D) represents the value assigned in a purchase business combination to research and development projects of the acquired business that had commenced but had not yet been completed at the date of acquisition and which have no alternative future use. In accordance with SFAS No. 2, "Accounting for Research and Development Costs," as clarified by FASB Interpretation No. 4, amounts assigned to IPR&D meeting the above stated criteria must be charged to expense as part of the allocation of the purchase price of  the  business  combination.  Accordingly,  charges  totaling  $633,000

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)

were recorded during fiscal 2000 as part of the allocation of the purchase price related to the acquisition of Kronos.

     The method used to determine the purchase price allocations of IPR&D was an income or cash flow method. The calculations were based on estimates of operating earnings, capital charges (representing the effect of capital expenditures), trade name royalties, charges for core technology, and working capital requirements to support the cash flows attributed to the technologies. The after tax cash flows were bifurcated to reflect the stage of development of the technology. A discount rate reflecting the stage of development and the risk associated with the technology was used to value IPR&D. The Company believes there is limited risk that the projects described below will not be concluded within reasonable proximity to the expected completion date.

     The allocation of the purchase price of Kronos resulted in the recording of an IPR&D charge of $633,000, which has been included in the Kronos segment (see
Note 16). Projects associated with the Kronos(TM) technology acquired include development of the technology and development of devices incorporating the Kronos(TM) technology in a full range of automotive, military, hospital/medical clinic, medical equipment, hotel, and home applications. These projects were approximately 40 percent complete, with expected completion in years 2000 through 2004.


NOTE 14 - DISCONTINUED OPERATIONS

     In early January 2001, management committed to a formal plan of action to sell or otherwise dispose of it sports apparel segment, Atomic Soccer USA, Ltd. Agreement was reached with a buyer group, that included current and former Atomic Soccer management, to sell them the outstanding shares of common stock of Atomic Soccer USA, Ltd. The transaction was effective on April 11, 2001. Accordingly, a reserve for the anticipated loss on this transaction of $2.51 million or $.08 per share was recorded in the quarter ended March 31, 2001.

     The Company's unaudited consolidated financial statements for all periods have been reclassified to report separately results of operations and operating cash flows from continuing operations and the discontinued sports apparel operation. Atomic Soccer's net assets at June 30, 2000 and Atomic Soccer's operating results for the year ended June 30, are as follows:

                                             Atomic Soccer Net Assets:

                                                     June 30,
                                                       2000
                                                  ------------


 Current Assets                                     $    739,057
 Net Property and Equipment                               66,458
 Goodwill                                              2,617,826
 Current Liabilities                                  (1,258,853)
 Notes payable                                        (  176,342)
                                                    -------------
 Net Assets                                         $  1,988,146
                                                    =============

                           TSET, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


                                Atomic Soccer Operating Results:

                                         For the year ended
                                            June 30, 2000,
                                         --------------------

 Sales                                       $    292,889
 Cost of sales                                (   248,773)
 Depreciation and amortization                (    98,138)
 General and Administrative                   (   261,600)
                                             ------------
                                              (   315,622)
 Other Income                                           -
 Interest expense                             (    41,784)
                                             ------------
 Income (Loss) before income taxes            (   357,406)
 Income taxes (benefits)                                -
                                             ------------
 Loss from discontinued operations           $(   357,406)
                                             ============


Note 15 - COMMITMENTS AND CONTINGENCIES

     Litigation. On January 13, 2000, the Company initiated legal proceedings in Clackamas County, Oregon against Foster & Price Ltd., an Isle of Man corporation (the "Defendant"), seeking, among other things, a judicial declaration that a certain Term Sheet signed by the Company and the Defendant was lawfully terminated by the Company due to the Defendant's failure to perform certain terms thereunder and is null and void, and that the Company and the Defendant have no further contractual obligations between them. The Defendant provided assistance to the Company in the acquisition of a technology patent known as Intelligent Utility Meter System. The Defendant claimed entitlement to the issuance of 10,000,000 shares of the Company's common stock, notwithstanding the Defendant's nonperformance of certain important obligations under the Term Sheet. Discussions between the Company and the Defendant failed to produce a mutually satisfactory resolution of the matter, whereupon the Company initiated the litigation.

     On August 14, 2000, the Defendant filed an answer, in the State of Oregon, denying the Company's allegations against the Defendant, alleging breach of contract and seeking declaratory relief, asserting various affirmative defenses and counterclaims, and seeking monetary damages. The Company intends to proceed with the discovery process. The Company believes that the Defendant's demands are without merit and intends to vigorously seek judicial declaration in its favor.

     EdgeAudio "Earn-out" provision. Part of the consideration given by the Company for EdgeAudio is related to an earn-out provision in which the Company would award $3.75 million of additional common stock of the Company as EdgeAudio achieves stipulated revenue milestones over a five year period commencing on May 4, 2000. The earn out provides five cumulative gross revenue milestones that range between $1,764,271 and $22,187,203. Upon achieving each milestone, an additional $750,000 of TSET, Inc. common stock will be issued. The share conversion is to be based on an average of the closing price of the shares for the five trading days immediately preceding the date that the revenue milestone is achieved.

     Funding commitments to subsidiaries. As of June 30, 2000, the Company is committed to provide additional funding to its subsidiaries as follows:

                           TSET, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (continued)

                             Remaining            End of
                              funding             funding
       Subsidiary           requirement           period
     --------------       --------------       -----------
     Kronos                 $165,500            9/13/2000
     Atomic                 $459,875            3/13/2001
     EdgeAudio              $213,900           12/31/2001


     Employment agreements. An employment agreement exists with the Company's chairman of the board whereby he will serve in such capacity as well as chief executive officer through May 1, 2004, with a five year "evergreen" provision. The terms of the employment agreement provide for an annual base salary and certain other benefits which include a 3.98% non-dilutable interest in the Company. Compensation continuation agreements exist with other officers of the Company whereby each receives compensation and benefits in the event their employment is terminated following certain events relating to a change in control of the Company. The maximum amount of cash compensation that could be paid under the agreements, based on present salary levels, is approximately $1.4 million.

NOTE 16 - SEGMENTS OF BUSINESS

       The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates principally in three segments of business: the sports apparel segment manufactures and distributes sports apparel to team organizations and retailers. The Kronos segment licenses, manufactures and distributes air movement and purification devices utilizing the Kronos(TM) technology. The speaker segment manufactures and distributes home theater speakers and speaker systems. Although there are future plans for expansion into foreign markets, in the year ended June 30, 2000, the Company operated only in the U.S. The following tables provide a comparison of revenues, net profit, total assets, amortization expense, in-process research and development expense and interest expense for the year ended June 30, 2000:

                   Sports
                   Apparel       Kronos      Speaker      Other        Total
                  ----------   ----------  ----------  -----------  -----------
Revenue           $  292,889   $        -  $   33,182  $         -  $   306,071
Interest expense  $   41,784   $        -  $        -  $         -  $    41,784
Amortization      $   90,270   $   90,455  $   43,289  $     5,891  $   229,904
In Process R&D    $        -   $  633,229  $        -  $         -  $   633,229
Net loss          $ (357,406)  $ (926,676) $ (222,182) $(1,351,395) $(2,857,659)

Total assets      $3,423,341   $2,776,912  $2,603,334  $   347,688  $ 9,151,275

     Segment information has not been provided for prior years as neither the Kronos or speaker segments had commenced operations. Atomic has revenue from a single customer that represents $101,538 of the Company's consolidated revenue. This customer is served by the sports apparel operating segment. (See note 18 regarding the customer's filing for bankruptcy protection)

NOTE 17 - RELATED PARTIES

     During the year ended June 30, 2000, the Company received advances from officers and directors of the Company of $109,213. At June 30, 2000 the amount due the officers and directors was $81,213.

     The Company has a liability at June 30, 2000 to an officer/director of the Company of $893,896 for regular and deferred compensation

NOTE 18 - SUBSEQUENT EVENTS

                          TSET, INC. AND SUBSIDIARIES.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (continued)

     On August 29, 2000,  the Company and  Computerized  Thermal  Imaging,  Inc.
(CTI) mutually terminated their marketing agreement. The marketing agreement had provided the Company with marketing rights for CTI thermal imaging systems in certain global markets.

     During September 2000 the Company issued approximately 832,000 shares of its common stock to raise $832,000.

     On September 12, 2000, EdgeAudio sold twenty-five thousand (25,000) shares of newly-authorized convertible preferred stock equal to twenty percent (20%) of the total outstanding shares of EdgeAudio (the "Preferred Shares") to a private investor for $500,000 cash and a 90-day note for $200,000. The Company and the investor also entered into a Shareholders Agreement which provides, among other things, for rights of first refusal between the Company and the investor in connection with any proposed transfer of the EdgeAudio common shares owned by the Company or the Preferred Shares owned by the investor. EdgeAudio's articles of incorporation were also amended to provide that the Preferred Shares be entitled to, among other things, certain dividend and liquidation preferences, conversion rights, and voting power such that the Preferred Shares will represent voting control of EdgeAudio; however, the Company retains the right to veto a certain class of transactions. Registration rights were also granted with respect to the Preferred Shares. Certain provisions of the Agreement and Plan of Reorganization, dated as of May 4, 2000, pursuant to which the Company acquired sole ownership of EdgeAudio, were also amended to, among other things, reflect changes in executive management, composition of EdgeAudio's board of directors, and vesting authority in EdgeAudio's board of directors for certain actions that previously were subject to the Company's control or consent.

     On September 13, 2000, Charles D. Strang accepted an appointment as a director of the Company. His annual compensation will be 50,000 shares of common stock of the Company. Mr. Strang is also currently serving as Commissioner of the National Association of Stock Car Auto Racing (NASCAR).

     On October 3, 2000, Big Toe Sports, a significant customer of Atomic, filed for Chapter 11 bankruptcy protection. On October 9, 2000, the assets of Big Toe Sports were purchased by HCC Sports LLC, a subsidiary of Hycite Corporation of Madison, Wisconsin. HCC Sports has reached agreements with all of its vendors, including Atomic, regarding the disposition of outstanding payables and inventory. Atomic recorded a provision for bad debts of $90,000 in anticipation of the agreement with HCC Sports which results in a remaining receivable from Big Toe of $38,923. HCC Sports will continue to operate using the Big Toe Sports name and will operate under Big Toe Sports' existing business plan. Atomic will remain a vendor of Big Toe Sports and continue to regularly evaluate that relationship.

     On October 5, 2000, Weijing Li resigned as director and treasurer of the Company. On October 6, 2000, Richard Tusing accepted an appointment as director of the company. His annual compensation will be 50,000 shares of common stock of the Company. Mr. Tusing is currently providing business consulting services to select clients. The Company engaged Mr. Tusing to provide various consulting services prior to his appointment as director.

                          TSET, INC. AND SUBSIDIARIES.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (continued)


NOTE 19 - QUARTERLY RESULTS


      The Company was inactive from the time that it discontinued operations in 1996 until the time it was reactivated in mid-1999 and from inception through June 30, 2000 it had no significant revenues from operations. Therefore, the unaudited results of operations by quarter for the year ended June 30, 1999 are not disclosed. The following is a summary of unaudited results of operations for the year ended June 30, 2000:


                                                      Net loss
                                                      per basic   Net loss per
Fiscal Year Ended              Gross         Net       common       diluted
June 30, 2000:     Revenues    Margin       (Loss)      share     common share
                   --------    ------       ------      -----     ------------
First Quarter            $0        $0     $(48,841)      $0.00       $0.00
Second Quarter            0         0      (48,679)       0.00        0.00
Third Quarter             0         0     (675,185)      (0.02)      (0.02)
Fourth Quarter       13,182     5,362   (2,084,954)      (0.09)      (0.09)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

             Securities and Exchange Commission              $ 1,002
               Registration Fee
             Printing and Engraving Expenses                 $ 5,000
             Accounting Fees and Expenses                    $29,998
             Legal Fees and Expenses                         $45,000
             Blue Sky Qualification Fees and Expenses        $10,000
             TOTAL                                           $91,000

      All amounts except the Securities and Exchange Commission registration fee are estimated. No portion of the expenses associated with this offering will be borne by the selling stockholders.


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      We will indemnify each director, to the fullest extent permitted by law, from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of our Company and any of our subsidiaries. In addition, we have agreed to advance all expenses of each director as they are incurred and in advance of the final disposition of any claim.

      Pursuant to our Bylaws, we are obligated to indemnify each of our directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expenses incurred, by such person in any action, suit, or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of our Company. Our bylaws further eliminate personal liability of a director or an officer to our Company or to any of our stockholders for monetary damages for a breach of fiduciary duty as a director or an officer except for: (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of Nevada Revised Statutes. We are also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

      We also maintain an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of our Company for a wrongful act for which they may become legally obligated to pay or for which we are required to indemnify our directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      In August 1999, we issued 100,000 common shares, valued at $0.50 per share, to twelve persons in exchange for U.S. patent no. 4,803,632 (issued February 7, 1989) and related intellectual property rights relating to a technology and device referred to as the "Intelligent Utility Meter System". The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In March 2000, we issued 1,037,555 common shares, valued at $1.81 per share, to eight persons in exchange for common stock of Atomic Soccer USA, Ltd. The above shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In March 2000, we issued 2,250,000 common shares, valued at $1.49 per share, to six persons in exchange for common stock of Kronos Air Technologies, Inc. The above shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In May 2000, we issued 1,298,701 common shares, valued at $1.96 per share, to five persons in exchange for common stock of EdgeAudio.com, Inc. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In May 2000, we issued 180,000 common shares, valued at $1.96 per share, in exchange for common stock of Cancer Detection International, Inc. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In May 2000, we issued 14,815 common shares valued at $3.375 per share to Richard A. Papworth based on his employment agreement dated May 19, 2000. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In June 2000, we issued 768,860 common shares valued at $1.49 per share to one person in exchange for cash. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In July 2000, we issued 161,538 common shares valued at $1.17 per share to one entity in exchange for cash. The above shares will be issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In August 2000, we issued 5,000 common shares valued at $1.312 per share to one person as compensation. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In August 2000, we issued 362,259 common shares valued at $1.17 per share to five persons in liquidation of debt of Atomic Soccer USA, Ltd. The above shares will be issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In September 2000, we issued 832,000 common shares valued at $1.00 per share to three persons in exchange for cash. The above shares will be issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In September 2000, we issued 42,800 common shares valued at $1.00 per share to two entities in liquidation of debt of TSET, Inc. The above shares will be issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

      In December 2000, we issued 168,492 common shares valued at $0.59 per share to one entity, an accredited investor, in exchange for cash. The above shares will be issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In December 2000, we issued 39,091 common shares valued at $0.55 per share to two persons, both of which are accredited investors, in exchange for cash. The above shares will be issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In January 2001, we issued 687,500 common shares valued at $0.58 per share to one entity, an accredited investor, in exchange for cash. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In January 2001, we issued 56,000 common shares valued at $0.63 per share to two persons, both of which are accredited investors, in exchange for cash. The above shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In January 2001, we issued 10,240 common shares valued at $0.63 per share to one person, an accredited investor, in exchange for cash. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the

Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In January 2001, we issued 40,000 common shares valued at $1.25 per share to one person in exchange for services. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In January 2001, we issued 21,915 common shares valued at $1.25 per share to seven persons as compensation. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In March 2001, we issued 186,301 common shares valued at $0.72 per share to one person, an accredited investor, in exchange for cash. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In May 2001, we issued 891,891 common shares valued at $0.34 per share to NuWave Limited in exchange for cash. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

      In June 2001, we issued 50,000 common shares valued at $0.95 to a former director of TSET as compensation for his service as a director. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid on the transaction.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      The following exhibits are filed as part of this registration statement:

EXHIBIT NO.  DESCRIPTION                                        LOCATION
-----------  -----------                                        --------

  2.1       Articles of Merger for Technology Selection, Inc.  Provided herewith with the Nevada Secretary of State
  3.1       Articles of Incorporation                          Provided herewith
  3.2       Bylaws                                             Provided herewith
  5.1       Opinion re: Legality                               Provided herewith
  10.1      Employment Agreement, dated April 16, 1999, by     Provided herewith
            and between TSET, Inc. and Jeffrey D. Wilson
  10.2      Deal Outline, dated December 9, 1999, by and       Provided herewith
            between TSET, Inc. and Atomic Soccer USA, Ltd.
  10.3 Letter of Intent, dated December 27, 1999, by and Provided herewith between TSET, Inc. and Electron Wind
            Technologies, Inc.
  10.4 Agreement, dated February 5, 2000, by and between Provided herewith DiAural, LLC and EdgeAudio, LLC
  10.5 Stock Purchase Agreement, dated March 6, 2000, by Provided herewith and among TSET, Inc., Atomic Soccer USA, Ltd.,
            Todd P. Ragsdale, James Eric Anderson, Jewel
            Anderson, Timothy Beglinger and Atomic Millennium
            Partners, LLC
  10.6      Acquisition Agreement, dated March 13, 2000, by    Provided herewith
            and among TSET, Inc., High Voltage Integrated,
            LLC, Ingrid Fuhriman, Igor Krichtafovitch, Robert
            L. Fuhriman and Alan Thompson
  10.7      Letter of Intent, dated April 18, 2000, by and     Provided herewith
            between TSET, Inc. and EdgeAudio.com, Inc.
  10.8      Lease Agreement, dated May 3, 2000, by and         Provided herewith
            between Kronos Air Technologies, Inc. and TIAA
            Realty, Inc.
  10.9      Agreement and Plan of Reorganization, dated May    Provided herewith
            4, 2000, by and among TSET, Inc., EdgeAudio.com,
            Inc., LYNK Enterprises, Inc., Robert Lightman, J.
            David Hogan, Eric Alexander and Eterna
            Internacional, S.A. de C.V.
  10.10     Letter Agreement, dated May 4, 2000, by and        Provided herewith
            between TSET, Inc. and Cancer Detection
            International, LLC
  10.11     Employment Agreement, dated May 19, 2000, by and   Provided herewith
            between TSET, Inc. and Richard A. Papworth
  10.12     Finders Agreement, dated August 21, 2000, by and   Provided herewith
            among TSET, Inc., Richard F. Tusing and Daniel R.
            Dwight
  10.13 Contract Services Agreement, dated June 27, 2000, Provided herewith by and between Chinook Technologies, Inc. and
            Kronos Air Technologies, Inc.
  10.14     Letter of Intent, dated July 17, 2000, by and      Provided herewith
            between Kronos Air Technologies, Inc. and Polus
            Technologies, Inc.
  10.15     Consulting Agreement, dated August 1, 2000, by     Provided herewith
            and among TSET, Inc., Richard F. Tusing and
            Daniel R. Dwight
  10.16     Preferred Stock Purchase Agreement, dated          Provided herewith
            September 12, 2000, by and between EdgeAudio.com,
            Inc. and Bryan Holbrook
  10.17 Shareholders Agreement, dated September 12, 2000, Provided herewith by and among TSET, Inc., Bryan Holbrook and EdgeAudio.com, Inc.

EXHIBIT NO.  DESCRIPTION                                        LOCATION
-----------  -----------                                        --------

  10.18 Amendment to Agreement and Plan of Reorganization Provided herewith dated September 12, 2000, by and among TSET,
            Inc., EdgeAudio.com, Inc., LYNK Enterprises,
            Inc., Robert Lightman, J. David Hogan, Eric
            Alexander and Eterna Internacional, S.A. de C.V.
  10.19     Agreement Regarding Sale of Preferred Stock,       Provided herewith
            dated November 1, 2000, by and between
            EdgeAudio.com, Inc. and Bryan Holbrook
  10.20     Amendment to Subcontract, dated December 14,       Provided herewith
            2000, by and between Bath Iron Works and High
            Voltage Integrated
  10.21 Consulting Agreement, dated January 1, 2001, by Provided herewith and between TSET, Inc. and Dwight, Tusing &
            Associates
  10.22 Employment Agreement, dated March 18, 2001, by Provided herewith and between TSET, Inc. and Alex Chriss
  10.23 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Jeffrey D. Wilson
  10.24 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Jeffrey D. Wilson
  10.25 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Daniel R. Dwight
  10.26 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Richard F. Tusing
  10.27 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Charles D. Strang
  10.28 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Richard A. Papworth
  10.29 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Richard A. Papworth
  10.30 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Erik W. Black
  10.31 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and J. Alexander Chriss
  10.32 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Charles H. Wellington
  10.33 Stock Option Agreement, dated April 9, 2001, by Provided herewith and between TSET, Inc. and Igor Krichtafovitch
  10.34 Letter Agreement, dated April 10, 2001, by and Provided herewith between TSET, Inc. and Richard A. Papworth
  10.35 Letter Agreement, dated April 12, 2001, by and Provided herewith between TSET, Inc. and Daniel R. Dwight and
            Richard F. Tusing
  10.36 Finders Agreement, dated April 20, 2001, by and Provided herewith between TSET, Inc. and Bernard Aronson, d/b/a
            Bolivar International Inc.
  10.37 Indemnification Agreement, dated May 1, 2001, by Provided herewith and between TSET, Inc. and Jeffrey D. Wilson
  10.38 Indemnification Agreement, dated May 1, 2001, by Provided herewith and between TSET, Inc. and Daniel R. Dwight
  10.39 Indemnification Agreement, dated May 1, 2001, by Provided herewith and between TSET, Inc. and Richard F. Tusing
  10.40 Indemnification Agreement, dated May 1, 2001, by Provided herewith and between TSET, Inc. and Charles D. Strang
  10.41 Indemnification Agreement, dated May 1, 2001, by Provided herewith and between TSET, Inc. and Richard A. Papworth

EXHIBIT NO.  DESCRIPTION                                        LOCATION
-----------  -----------                                        --------

  10.42     Indemnification Agreement, dated May 1, 2001, by   Provided herewith
            and between TSET, Inc. and Erik W. Black
  10.43 Stock Option Agreement, dated May 3, 2001, by and Provided herewith between TSET, Inc. and Jeffrey D. Wilson
  10.44     Common Stock Purchase Agreement, dated June 19,    Provided herewith
            2001, by and between TSET, Inc. and Fusion
            Capital Fund II, LLC
  10.45     Registration Rights Agreement, dated June 19,      Provided herewith
            2001, by and between TSET, Inc. and Fusion
            Capital Fund II, LLC
  10.46     Mutual Release and Settlement Agreement, dated     Provided herewith
            July 7, 2001, by and between TSET, Inc. and
            Foster & Price Ltd.
  10.47     Letter Agreement, dated July 9, 2001, by and       Provided herewith
            between TSET, Inc. and The Eagle Rock Group, LLC
  10.48     Finders Agreement by and between TSET, Inc.        Provided herewith
            and John S. Bowles
  10.49     Form of Warrant Agreement, dated July 16, 2001,    Provided herewith
            by and between TSET, Inc. and The Eagle Rock
            Group, LLC
  11.1      Statement re:  Computation of Earnings             Not applicable
  12.1      Statement re:  Computation of Ratios               Not applicable
  15.1      Letter re:  Unaudited Interim Financial            Not applicable
            Information
  16.1      Letter re:  Change in Certifying Accountant        Not applicable
  21.1      Subsidiaries of the Registrant                     Not applicable
  23.1      Consent of Kirkpatrick & Lockhart LLP              Provided herewith
  23.2      Consent of Grant Thornton                          Provided herewith
  23.3      Consent of Randy Simpson, C.P.A., P.C.             Provided herewith
  24.1      Power of Attorney                                  Included on
                                                               signature page
  27.1      Financial Data Schedule                            Not applicable

ITEM 28.  UNDERTAKINGS


      The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) to reflect in the prospectus anY facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon on August 6, 2001.

                                       TSET, INC.

                                       By: /s/ Jeffrey D. Wilson
                                          --------------------------------
                                          Jeffrey D. Wilson,
                                          Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sydney A. Harland his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                               DATE

/s/ Jeffrey D. Wilson
-------------------------------
Jeffrey D. Wilson                    Chairman and Chief Executive        August 6, 2001
                                     Officer


/s/ Erik Black
-------------------------------
Erik Black                           Director and Executive              August 6, 2001
                                     Vice-President


/s/ Richard A. Papworth
-------------------------------
Richard A. Papworth                  Director and Chief Financial        August 6, 2001
                                     Officer


/s/ Charles D. Strang
-------------------------------
Charles D. Strang                    Director                            August 6, 2001



/s/ Richard F. Tusing
-------------------------------
Richard F. Tusing                    Director                            August 6, 2001



/s/ Daniel R. Dwight
-------------------------------
Daniel R. Dwight                     Director                            August 6, 2001



/s/ James P. McDermott
-------------------------------
James P. McDermott                   Director                            August 6, 2001